 Exhibit 3.2

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

OF

BELPOINTE PREP, LLC
(a Delaware limited liability company)

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Section 9.4 Amendment Requirements	35
Article X MERGER	35
Section 10.1 Authority	35
Section 10.2 Procedure for Merger, Consolidation, Conversion or Other Business Combination	35
Section 10.3 Approval by Members of Merger, Consolidation, Other Business Combination, Conversion or Sales of Substantially All of the Company’s Assets	36
Section 10.4 No Dissenters’ Rights of Appraisal	37
Section 10.5 Certificate of Merger or Conversion	37
Section 10.6 Amendment of Agreement	37
Article XI MEMBER MEETINGS	37
Section 11.1 Annual Meeting	37
Section 11.2 Special Meetings	37
Section 11.3 Remote Participation	37
Section 11.4 Notice of Meetings of Members	38
Section 11.5 Record Date	38
Section 11.6 Waiver of Notice; Approval of Meeting	38
Section 11.7 Quorum; Adjournment	38
Section 11.8 Conduct of a Meeting	38
Section 11.9 Voting	39
Section 11.10 Proxies	39
Section 11.11 Inspector of Elections	39
Section 11.12 Action Without a Meeting	39
Section 11.13 Advance Notice of Member Nominations and Business	39
Article XII GENERAL PROVISIONS	41
Section 12.1 Notices	41
Section 12.2 Further Action	41
Section 12.3 Binding Effect	42
Section 12.4 Integration	42
Section 12.5 Creditors	42
Section 12.6 No Waiver	42
Section 12.7 Counterparts	42
Section 12.8 Applicable Law	42
Section 12.9 Mandatory Arbitration for Claims	42
Section 12.10 Procedure and Rules Applicable to Precluded Claims	44
Section 12.11 Invalidity of Provisions	44
Section 12.12 Consent of Members	44
Section 12.13 Electronic Signatures	44
Section 12.14 Effectiveness of Agreement	44

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AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
BELPOINTE PREP, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF BELPOINTE PREP, LLC, dated as of the [●] day of [●], 2021 (the “Effective Date”), by and among Belpointe PREP, LLC, a Delaware limited liability company (the “Company”), together with any other Persons who are or become Members in the Company or parties hereto as provided herein.

WHEREAS, the Company was formed as a limited liability company on January 24, 2020, by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware pursuant to and in accordance with the Act (as hereinafter defined);

WHEREAS, the initial member (the “Initial Member”) and the Company entered into a Limited Liability Company Operating Agreement, effective as of February 11, 2020 (the “Original Operating Agreement”); and

WHEREAS, the Initial Member has authorized and approved an amendment and restatement of the Original Operating Agreement on the terms set forth herein.

NOW, THEREFORE, the Original Operating Agreement is hereby amended and restated in its entirety as follows:

Article I
DEFINITIONS

Section 1.1                  Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“AAA” has the meaning set forth in Section 12.9(a).

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Additional Member” means a Person admitted as a Member of the Company in accordance with Article III as a result of an issuance of Units to such Person by the Company.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common ownership or control with such Person. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Amended and Restated Limited Liability Company Operating Agreement of Belpointe PREP, LLC, and, as the context so requires, any Unit Designation, as each may be amended, supplemented or restated from time to time.

“Appellate Rules” has the meaning set forth in Section 12.9(c).

“Arbitrator” has the meaning set forth in Section 12.9(b).

“Associate” means, when used to indicate a relationship with any Person, any legal entity for which such Person acts as an executive officer, director, trustee, sponsor, co-sponsor, manager, co-manager, general partner or co-general partner, or, directly or indirectly, owns, controls or holds with the power to vote five (5%) or more of any class of voting securities or other voting interest in such entity.

“Audit Rules” means §6221 through §6241 of the Code, together with any guidance issued thereunder and any similar provision of state or local tax laws.

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“Belpointe PREP Manager” means Belpointe PREP Manager, LLC, a Delaware limited liability company.

“Board” has the meaning set forth in Section 5.1(a).

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks in New York, New York are authorized or required by law, regulation or executive order to close.

“Capital Account” has the meaning set forth in Section 4.1.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the fair market value of other property that such Member contributes (or is deemed to contribute) to the Company.

“Capital Event” means any transaction or event not occurring in the ordinary course of business of any member of the Company Group or their respective Affiliates or Associates pursuant to which the Company recognizes or receives any items of gain, gross profit, gross income or consideration (other than Capital Contributions), including, without limitation, any prepayment penalties, recoveries of damage awards and insurance proceeds not used to repair, rebuild or replace an asset.

“Carrying Value” means, with respect to any asset of the Company, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial Carrying Value of any asset contributed to the Company shall be the gross fair market value of such asset as of the date of contribution as determined by the Company, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Treasury Regulation §1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Unit by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Company assets to a Member; (c) the date a Unit is relinquished to the Company; or (d) any other date specified in the Treasury Regulations; provided, however, that adjustments pursuant to clauses (a), (b), (c) and (d) above shall be made only if such adjustments are deemed necessary or appropriate by the Company to reflect the relative economic interests of the Members. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

“Cause” means a finding by a court, arbitrator or governmental authority of competent jurisdiction in a final, non-appealable judgment (other than in the context of a temporary, preliminary or similar injunction), or an admission by a Director in settlement of any lawsuit, that the Director has committed (a) a criminal offence or violation under the laws of the United States or any state or political subdivision thereof constituting a felony (other than a felony involving a traffic violation), (b) a material breach of his or her duties under the terms of this Agreement, (c) a material violation of the federal securities laws of the United States, or (d) fraud, misappropriation or embezzlement of funds or property of any member of the Company Group or their respective Affiliates; provided that in the case of an event described in clause (b) or (c), the event has a material adverse effect on the business of the Company or the ability of the Director to perform his or her duties under the terms of this Agreement.

“Certificate” means a certificate in such form as may be adopted by the Board and issued by the Company, evidencing ownership of one or more Units.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware.

“Claim” means all claims, controversies or disputes brought by or on behalf of any Person who is or was Member, Record Holder or beneficial owner (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise) of Units or Unit Equivalents, other than Class B Units or Class M Units, either on such Person’s own behalf, on behalf of any member of the Company Group or their respective Affiliates or on behalf of any series or class of Units of the Company, other than Class B Units or Class M Units, against any of the Covered Persons, including any claims, controversies or disputes arising under or in any

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way connected with, any Investments or Securities held by any member of the Company Group or their respective Affiliates, any member of the Company Groups’ or their respective Affiliates’ organizational documents, this Agreement (including any claims, controversies or disputes to interpret, apply or enforce the provisions of this Agreement), the Units or any Transaction Document, whether sounding in contract, tort, fraud or otherwise or based on common law, statutory, equitable, legal or other grounds.

“Class A Units” means a Unit in the Company that is designated as a “Class A Unit.”

“Class B Directors” has the meaning set forth in Section 4.4(e).

“Class B Distribution Date” means a date which is within approximately 60 days following the last day of each Fiscal Quarter.

“Class B Units” means a Unit in the Company that is designated as a “Class B Unit.”

“Class M Director” has the meaning set forth in Section 5.2(b).

“Class M Units” means a Unit in the Company that is designated as a “Class M Unit.”

“Code” means the Internal Revenue Code of 1986, as amended, supplemented or restated from time to time, and any successor to such statute.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means the Class A Units, the Class B Units, Class M Units and any other Units that are not Preferred Units.

“Company” means Belpointe PREP, LLC, a Delaware limited liability company, and any successors thereto.

“Company Group” means the Company, each Subsidiary of the Company and each of their respective Associates.

“Covered Persons” means (a) the Sponsor, (b) any Person who is or was the Manager or an Affiliate of the Manager, (c) any Person who is or was a member, partner, partnership representative (as defined in the Code), officer, director, employee, agent, fiduciary or trustee of any member of the Company Group or their respective Affiliates, the Sponsor, the Manager, the Liquidator or any of their respective Affiliates, (d) any Person who is or was serving at the request of the Company or the Manager as a member, partner, partnership representative (as defined in the Code), officer, director, employee, agent, fiduciary or trustee of another Person (including any member of the Company Group or their respective Affiliates); provided, that a Person shall not be a Covered Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (e) any Person the Board designates as an “Covered Person” for purposes of this Agreement.

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. §§101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Director” means a member of the Board.

“Effective Date” has the meaning set forth in the preamble.

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Exchange” means any national securities exchange or inter-dealer quotation system on which the Company’s Units are listed or quoted.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, and the rules and regulations promulgated thereunder.

“Fiscal Quarter” means each fiscal quarter of the Company, ending on the last day of each of March, June, September and December of any Fiscal Year unless otherwise required by the Code or as otherwise determined by the Board. Each Fiscal Quarter shall commence on the day immediately following the last day of the immediately preceding Fiscal Quarter.

“Fiscal Year” has the meaning set forth in Section 6.2.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time and consistently applied.

“Gain Recognized” means, on an Investment-by-Investment basis, the amount of any cash recognized by or distributed to the Company from any source whatsoever, including, without limitation, from any Investment, any member of the Company Group or any of their respective Affiliates or Associates, that constitutes (a) cash flow from operations, including, without limitation, net income from operations (after payment of any regularly scheduled debt payments of principal and interest, but excluding depreciation, amortization and entity taxes), (b) gross proceeds (after return of capital) from a sale, liquidation, disposition or like-kind exchange, or (c) gross proceeds from a financing, refinancing, restructuring or any other Capital Event.

“Governmental Entity” means any federal, state or local, or foreign, international or supranational, government, court or tribunal, or administrative, executive, governmental or regulatory or self-regulatory body, agency or authority thereof.

“Indemnitee” means (a) the Sponsor, (b) any Person who is or was the Manager or an Affiliate of the Manager, (c) any Person who is or was a member, partner, partnership representative (as defined in the Code), officer, director, employee, agent, fiduciary or trustee of any member of the Company Group, the Sponsor, the Manager or any of their respective Affiliates, (d) any Person who is or was serving at the request of the Company or the Manager as a member, partner, partnership representative (as defined in the Code), officer, director, employee, agent, fiduciary or trustee of another Person (including any member of the Company Group or their respective Affiliates); provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (e) any Person the Board designates as an “Indemnitee” for purposes of this Agreement.

“Independent Accountant” has the meaning set forth in Section 4.3(e).

“Initial Member” has the meaning set forth in the preamble.

“Investment” means, as to any member of the Company Group or their respective Affiliates, any direct or indirect acquisitions or investments (in one transaction or a series of transactions) by such member of the Company Group or their respective Affiliate, whether by means of (a) the purchase or other acquisition of, or of a beneficial interest in, any Securities of another Person (including by way of merger or consolidation), (b) a loan, advance or capital contribution to, guarantee or assumption of indebtedness of, or purchase or other acquisition of any other debt in, another Person, (c) the making of, or investment in, any Mortgage, or (d) the purchase or other acquisition of any part of the property, assets or business of another Person or assets constituting a business unit, line of business or division of such Person, or (e) any other transaction or series of transactions that otherwise causes another Person to become a member of the Company Group.

“Investment Company Act” means the Investment Company Act of 1940, as amended, supplemented or restated from time to time, and any successor to such statute, and the rules or regulations promulgated thereunder.

“Liquidator” means one or more Persons selected by the Board to perform the functions described in Section 8.2 as liquidating trustee of the Company within the meaning of the Act.

“Major Class B Holder” has the meaning set forth in Section 4.3(b).

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“Majority Vote” means, with respect to any matter, the affirmative vote or written consent of a majority of the total votes cast by Record Holders of all Voting Units Outstanding and entitled to vote on such matter, and if reference is made to a class of Voting Units, then the affirmative vote affirmative vote or written consent of a majority of the total votes cast by Record Holders of that class of Voting Units Outstanding and entitled to vote on such matter.

“Manager” means Belpointe PREP Manager, or any successor manager engaged by the Board and responsible for directing or performing the day-to-day business, affairs and management of the Company.

“Member” means each member of the Company, including, unless context otherwise requires, each Additional Member and Substitute Member.

“Mortgage” means, in connection with any mortgage financing that a member of the Company Group makes or invests in, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by the land, rights in land (including leasehold interests) and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligation.

“Net Income (Loss)” means for any fiscal period the taxable income or loss of the Company for such period as determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments: (a) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (b) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (c) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (d) any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items.

“Nonpayment Event” has the meaning set forth in Section 4.4(e).

“Nonrecourse Deductions” has the meaning set forth in §1.704-2(b)(1) of the Treasury Regulations.

“Notice of Meeting” has the meaning set forth in Section 11.4(a).

“Original Operating Agreement” have the meaning set forth in the preamble.

“Outstanding” means, with respect to Units, all Units that are issued by the Company and reflected as outstanding on the books and records of the Company as of the date of determination.

“Partnership Representative” has the meaning set forth in Section 7.3.

“Percentage Interest” means, as of any date of determination, as to any Record Holder of (a) Class A Units in its capacity as such, the product obtained by multiplying (i) one hundred percent (100%) less the percentage applicable to the Units referred to in clause (d) by (ii) the quotient obtained by dividing (w) the number of Class A Units held by such Record Holder by (x) the total number of all Outstanding Class A Units; provided, however, that when such term is used to only apply to Record Holders of Class A Units, “Percentage Interest” shall mean, with respect to any Record Holder of Class A Units in its capacity as such, the ratio (expressed as a percentage) of the number of Class A Units held by such Record Holder on such date relative to the aggregate number of Class A Units Outstanding as of such date, (b) Class B Units in its capacity as such, the product obtained by multiplying (i) zero percent (0%) by (ii) the quotient obtained by dividing (y) the number of Class B Units held by such Record Holder by (z) the total number of all Outstanding Class B Units; provided, however, that when such term is used to only apply to Record Holders of Class B Units, “Percentage Interest” shall mean, with respect to any Record Holder of Class B Units in its capacity as such as of any date, the ratio (expressed as a percentage) of the number of Class B Units held by such Record Holder on such date relative to the aggregate number of Class B Units Outstanding as of

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such date, (c) the Class M Unit in its capacity as such, with respect to such Class M Unit, zero percent (0%), and (d) other Units in its capacity as such, with respect to such other Units, the percentage established for such other Units by the Board as a part of the issuance of such other Units.

“Person” means an individual, corporation, limited liability company, partnership (whether general or limited), joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), custodian, nominee, Governmental Entity or any other individual or entity (or series thereof) in its own or any representative capacity.

“Precluded Claim” has the meaning Section 12.10.

“Preferred Units” means a class of Units designated as “Preferred Units,” which entitle the Record Holders thereof to a preference or priority over the Record Holders of any other class of Units.

“Public Disclosure” means disclosure on the Company’s internet website, in a press release reported by a national news service or in a document publicly filed with the Commission pursuant to the Exchange Act.

“QOF” has the meaning set forth in Section 2.4.

“QOZ Program” means Subchapter Z of the Code, as amended, supplemented or restated from time to time, and any successor to such statute.

“Quarterly Statement” has the meaning set forth in Section 4.3(a).

“Record Date” means the date established by the Company for determining the identity of Record Holders entitled to (a) notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any action of Members, or (b) receive any report or distribution or to participate in any offer.

“Record Holder” means (a) with respect to any class of Units for which a Transfer Agent has been appointed, the Person in whose name a Unit of such class is registered on the books of the Transfer Agent as of the close of business on a particular Business Day, or (b) with respect to other classes of Units, the Person in whose name any such other Unit is registered on the books that the Company has caused to be kept as of the close of business on such Business Day.

“Registration Statements” means the Company’s Registration Statements on (a) Form S-11 (Registration No. 333-[●]), filed with the Commission under the Securities Act to register the initial public offering and sale of the Company’s Class A Units, and (b) Form S-4 (Registration No. 333-[●]), filed with the Commission under the Securities Act to register the Company’s Class A Units for exchange in connection with the transactions described therein, each as may be amended or supplemented from time to time.

“Review Period” has the meaning set forth in Section 4.3(b).

“Rules” has the meaning set forth in Section 12.9(a).

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute, and the rules or regulations promulgated thereunder.

“Security” or “Securities” means any stock, shares, membership interests, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreements or arrangements, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Sponsor” means Belpointe, LLC, a Connecticut limited liability company, and its Affiliates.

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“Subsidiary” means, with respect to any Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns more than fifty percent (50%) of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such Person.

“Substitute Member” means a Person who is admitted as a Member of the Company pursuant to Section 3.11(e) as a result of a Transfer of Units to such Person.

“Super Majority Vote” means, with respect to any matter, the affirmative vote or written consent of at least eighty percent (80%) of the total votes cast by Record Holders of all Voting Units Outstanding and entitled to vote on such matter, and if reference is made to a class of Voting Units, then the affirmative vote affirmative vote or written consent of at least eighty percent (80%) of the total votes cast by Record Holders of that class of Voting Units Outstanding and entitled to vote on such matter.

“Tax Distribution Date” has the meaning set forth in Section 4.4(b).

“Taxing Authority” means any Governmental Entity, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or other imposition of taxes.

“Transaction Document” means any securities purchase agreement, subscription agreement, contribution agreement, employment agreement, or any other agreement, document or instrument evidencing or effecting the issuance or other Transfer of any Units or Unit Equivalents or otherwise governing the terms and conditions with respect to any Units or Unit Equivalents, together with all other agreements referred to therein, and each other agreement or instrument entered into in connection therewith or contemplated thereby, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Transfer” means, with respect to a Unit, a transaction by which the Record Holder of a Unit assigns such Unit to another Person, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation or mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage. “Transferrable,” “Transferring,” and “Transferred” have correlative meanings.

“Transfer Agent” means, with respect to any class of Units, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Units; provided that if no Transfer Agent is specifically designated for such class of Units, the Company shall act in such capacity.

“Treasury Regulations” means the proposed, temporary and final regulations promulgated under the Code and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

“Unit” means a unit issued by the Company representing a limited liability company interest in the Company, including the right of the Record Holder of such Unit to any and all benefits to which a Record Holder may be entitled as provided in this Agreement, together with the obligation of such Record Holder to comply with all the terms and provisions of this Agreement. Units may be common units or Preferred Units and may be issued in different classes or series.

“Unit Designation” has the meaning set forth in Section 3.4.

“Unit Equivalents” means any security or obligation that is by its terms, directly or indirectly, convertible into, exchangeable or exercisable for Units, and any option, warrant or other right to subscribe for, purchase or acquire, or any appreciation rights relating to, Units.

“Updated Statement” has the meaning set forth in Section 4.3(g).

“Voting Units” mean Class A Units, Class B Unit and Class M Units, as applicable, and any other class or series of Units that are designated by the Company as entitling the Record Holder thereof the right to vote on any matter submitted for consent or approval of the Members under the terms of this Agreement.

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Section 1.2                  Construction. The definitions in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context otherwise requires. All Exhibits and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit and Schedule shall have the meanings ascribed to such terms in this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

Article II
ORGANIZATIONAL MATTERS

Section 2.1                  Formation. The Company is a limited liability company formed pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. All Units shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 2.2                  Name. The name of the Company shall be “Belpointe PREP, LLC.” The Board may change the name of the Company at any time and from time to time. The Company’s business may be conducted under its name or any other name or names deemed advisable by the Board.

Section 2.3                  Registered Office and Agent; Principal Office. The registered office of the Company in the State of Delaware is located at 8 The Green, Suite B, Dover, Delaware 19901, and the registered agent for service of process on the Company in the State of Delaware at such registered office is Northwest Registered Agent Service, Inc. The principal office of the Company is located at 125 Greenwich Avenue, Greenwich, Connecticut 06830. The Board in its sole discretion may from time to time designate in the manner provided by applicable law another registered agent or another location for the registered office or principal office. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board deems advisable.

Section 2.4                  Purposes. The purpose of the Company is to directly, or indirectly through any member of the Company Group or any of their respective Affiliates or Associates, (a) identify, acquire, develop or redevelop, own, hold, maintain, manage, finance, refinance, pledge, hypothecate, exchange, sell and otherwise deal in and with a diversified portfolio of commercial real estate properties and “qualified opportunity zone property,” as defined in §1.1400Z2(d)-1(c) of the Treasury Regulations, located throughout the United States and its territories, as well as to acquire other real estate-related assets, including commercial real estate loans, and debt and equity securities issued by other real estate-related companies, make private equity acquisitions and investments, and opportunistic acquisitions of other “qualified opportunity funds” (each a “QOF”), as defined in §1400Z-2(d)(1) of the Code and §1.1400Z2(d)-1 of the Treasury Regulations promulgated thereunder, (b) enter into any joint ventures, partnerships, co-investments, co-tenancies and other co-ownership arrangements, participations or relationships to engage in any of the foregoing or to acquire, hold and dispose of interests in any corporation, partnership, joint venture, limited liability company, trust or other entity engaged, directly or indirectly, in any of the foregoing, and to exercise all of the rights and powers conferred upon the Company with respect to its interests therein, and (c) do anything necessary or incidental to the foregoing; provided, that the Company initially qualify and maintain its status as a QOF.

Section 2.5                  Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, advisable, incidental or convenient for the furtherance and accomplishment of the purposes described in Section 2.4 and for the protection and benefit of the Company.

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Section 2.6                  Power of Attorney. Each Member and each Record Holder hereby constitutes and appoints the Chief Executive Officer, the Manager and, if a Liquidator shall have been selected pursuant to Section 8.2, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as such Person’s true and lawful agent and attorney-in-fact, with full power and authority in such Person’s name, place and stead to:

(a)                 execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices;

(i)                        all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Chief Executive Officer, the Manager or Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may or plans to conduct business or own property;

(ii)                        all amendments to this Agreement adopted in accordance with the terms hereof and all certificates, documents and other instruments that the Chief Executive Officer, the Manager or Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(iii)                        all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Chief Executive Officer, the Manager or Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company pursuant to the terms of this Agreement;

(iv)                        all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, this Agreement;

(v)                        all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Units issued pursuant to Section 3.4; and

(vi)                        all certificates, documents and other instruments (including agreements and a certificate of merger or consolidation or similar certificate) relating to a merger, consolidation, combination or conversion of the Company pursuant to Article X or otherwise in connection with the change of jurisdiction of the Company; and

(b)                execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Chief Executive Officer, the Manager or Liquidator determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement, or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Section 3.3, Section 9.4 or any other provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series required to take any action, the Chief Executive Officer, the Manager or Liquidator may exercise the power of attorney made in this Section 2.6(b) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or series, as applicable.

Nothing contained in this Section 2.6 shall be construed as authorizing the Chief Executive Officer, the Manager or Liquidator to amend this Agreement except in accordance with Article X hereof or as may be otherwise expressly provided for in this Agreement.

(c)                 The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the fullest extent permitted by applicable law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member or Record Holder or the Transfer of all or any portion of such Member’s or Record Holder’s Units and shall extend to such Member’s or Record Holder’s heirs, successors, assigns and personal representatives. Each such Member or

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Record Holder hereby agrees to be bound by any representation made by the Chief Executive Officer, the Manager or the Liquidator, acting in good faith pursuant to such power of attorney, and each such Member or Record Holder hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Chief Executive Officer, the Manager or the Liquidator, taken in good faith under such power of attorney. Each Member or Record Holder shall execute and deliver to the Chief Executive Officer, the Manager or the Liquidator, within seven days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Chief Executive Officer, the Manager or the Liquidator may request in order to effectuate this Agreement and the purposes of the Company.

Section 2.7                  Term. The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Act and shall continue until the dissolution of the Company in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Act.

Section 2.8                  Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Manager, Director or officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of any member of the Company Group, their respective Affiliates, or one or more nominees, as the Board or Manager may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

Article III
MEMBERS AND UNITS

Section 3.1                  Members.

(a)                 Upon the execution of this Agreement, each Person who was a member of the Company pursuant to the Original Operating Agreement shall continue to be a member of the Company. A Person shall be admitted as a Member and shall become bound by the terms of this Agreement when such Person purchases or otherwise lawfully acquires any Unit and becomes the Record Holder of such Unit in accordance with the provisions of this Agreement, with or without execution of this Agreement. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Unit.

(b)                The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Company shall update, or shall cause the Transfer Agent to update, the books and records of the Company from time to time as necessary to reflect accurately the information contained therein.

(c)                 Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

(d)                Subject to Section 3.12 and Article X, Members may not be expelled from or removed as Members. Members shall not have any right to withdraw from the Company; provided, that when a transferee of a Member’s Units becomes a Record Holder of such Units, such transferring Member shall cease to be a member of the Company with respect to the Units so Transferred.

(e)                 Except to the extent expressly provided in this Agreement (including Section 4.2(a), Section 4.4 and the terms of any Unit Designation): (i) no Member shall be entitled to the withdrawal or return of any Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by applicable law and then only to the extent provided for in this Agreement; (ii) no Member shall have priority over any other Member either as to the return of any Capital Contributions or as to profits, losses or distributions; (iii) no interest shall be paid by the Company on any Capital Contributions; and (iv) no Member, in its capacity as such, shall participate in the operation, management or control

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of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

(f)                  Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the members of the Company Group or their respective Affiliates, and none of the same shall constitute a breach of this Agreement or any duty (including fiduciary duties) otherwise existing at law, in equity or otherwise to any member of the Company Group, their respective Affiliates or any other Member; provided, that this Section 3.1(f) shall not excuse a breach of any provision of this Agreement binding upon a Person, or limit or otherwise modify any duties (including fiduciary duties) owed by a Person at law, in equity or otherwise (including by contract) to any member of the Company Group or their respective Affiliates, in each case arising other than from such Person’s capacity as a Member. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

Section 3.2                  Rights of Members.

(a)                 Each Member shall have the right, for a purpose reasonably related, as determined by the Board, to such Member’s interest as a Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Member’s own expense, to obtain:

(i)                        promptly after becoming available, a copy of the Company’s U.S. federal, state and local income tax returns for any of the six years preceding such Member’s written demand; provided that such Member was a Member during any part of such year; and

(ii)                        a copy of this Agreement and the Certificate of Formation and all amendments hereto and thereto, together with executed copies of any powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments hereto and thereto have been executed.

(b)                Subject to Section 4.3, the rights to information granted to the Members pursuant to Section 3.2(a) replace in their entirety any rights to information provided for in §18-305(a) of the Act and each of the Members and each other Person who acquires an interest in a Unit hereby agrees to the fullest extent permitted by applicable law that they do not have any rights as Members to receive any information either pursuant to §18-305(a) of the Act or otherwise, except for the information identified in Section 3.2(a).

(c)                 Subject to Section 4.3, the Company may keep confidential from the Members, for such period of time as the Company deems reasonable, (i) any information that the Company determines, in its sole discretion, is in the nature of confidential information or a trade secret, or (ii) other information the disclosure of which the Company determines, in its sole discretion, (A) is not in the best interests of any member of the Company Group or their respective Affiliates, (B) could damage a member of the Company Group, their respective Affiliates or businesses, or (C) that any member of the Company Group or their respective Affiliates is required by applicable law or regulation or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 3.2).

(d)                Notwithstanding any other provision of this Agreement or §18-305 of the Act, each of the Members, each other Person who acquires an interest in a Unit and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by applicable law that they do not have rights to receive information from the Company or any Indemnitee for the purpose of determining whether to pursue any arbitration or litigation or assist in any pending arbitration or litigation against any member of the Company Group, their respective Affiliates or any Indemnitee relating to the affairs of any member of the Company Group or their respective Affiliates except pursuant to the applicable rules of discovery relating to an arbitration or litigation commenced by such Person.

Section 3.3                  Designation and Issuance of Units.

(a)                 As of the Effective Date of this Agreement, three classes of common units have been designated: Class A Units, Class B Units and Class M Units.

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(b)                The Company is authorized to issue an unlimited number of Class A Units. Each Class A Unit entitles the Record Holder thereof to one vote on any and all matters submitted for the consent or approval of Members generally. As of the Effective Date of this Agreement, each common unit issued and outstanding pursuant to the Original Operating Agreement shall be and hereby is reclassified and converted into one fully paid and nonassessable Class A Unit.

(c)                 The Company is authorized to issue 100,000 Class B Units. Each Class B Unit entitles the Record Holder thereof to one vote on any and all matters submitted for the consent or approval of Members generally. Notwithstanding anything in this Agreement to the contrary, the number of authorized Class B Units may only be increased or decreased (but not below the number of Class B Units then Outstanding) by a Super Majority Vote of the Record Holders of the then Outstanding Class B Units voting separately as a single class.

(d)                The Company is authorized to issue one Class M Unit. The Class M Unit entitles the Record Holder thereof to that number of votes equal to the product obtained by multiplying (i) the sum of the of the aggregate number of Outstanding Class A Units plus the aggregate number of Outstanding Class B Units, by (ii) 10, on any and all matters submitted for the consent or approval of Members on which the holder of the Class M Unit has a vote. The Class M Unit may only be held by Belpointe PREP Manager or an Affiliate of Belpointe PREP Manager. If Belpointe PREP Manager or an Affiliate of Belpointe PREP Manager is no longer the Manager of the Company, the Class M Unit shall automatically be forfeited, terminated and cancelled. Notwithstanding anything in this Agreement to the contrary, the number of authorized Class M Units may only be increased with the consent, either in writing without a meeting or at any meeting called for such purpose, of the Record Holder of the then Outstanding Class M Unit voting separately as a single class.

Section 3.4                  Authorization to Issue Additional Units.

(a)                 The Company may issue any number of Units, and options, rights, warrants and appreciation rights relating to Units, for any Company purpose, including, without limitation, in connection with any Investment, at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board shall determine, all without the approval of any Members, except as may be required by Section 3.3(c), Section 3.3(d) and Section 3.4(e).

(b)                Subject to Section 3.4(e), additional Units authorized to be issued by the Company pursuant to this Section 3.4 shall have the rights and be governed by the provisions set forth in this Agreement and, with respect to additional Units of the Company that may be issued by the Company in one or more classes or series, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes or series of Units of the Company), as shall be fixed by the Board and reflected in a written action or actions approved by the Board in compliance with Section 5.1 (each, a “Unit Designation”), including (i) the right to share in Company profits and losses or items thereof, (ii) the right to share in Company distributions, the dates distributions will be payable and whether distributions with respect to such class or series will be cumulative or non-cumulative, (iii) rights upon dissolution and liquidation of the Company (including any payments), (iv) whether, and the terms and conditions upon which, the Company may redeem such Units, (v) whether such Units are issued with the privilege of conversion or exchange into Units of any other class or series or any other security issued by the Company or another entity and, if so, the terms and conditions of such conversion or exchange, (vi) the terms and conditions upon which such Units will be issued, evidenced by certificates and assigned or Transferred, (vii) the method for determining the Percentage Interest, if any, applicable to such Units, and (viii) the right, if any, of the Record Holder of any such Unit to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Units.

(c)                 A Unit Designation (or any action of the Board amending any Unit Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Unit Designation, the Board may at any time increase or decrease the amount of any class or series, but not below the number of Units of such class or series then Outstanding.

(d)                The Board is hereby authorized to take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Units and options, rights, warrants and appreciation rights

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relating to Units pursuant to this this Section 3.4, including the admission of Additional Members in connection therewith and any related amendment of this Agreement, and (ii) all additional issuances of Units and options, rights, warrants and appreciation rights relating to Units. The Board of Directors shall determine in its sole discretion the relative rights, powers and duties of the holders of Units or options, rights, warrants or appreciation rights relating to Units being so issued. The Board of Directors is authorized to do all things that it determines to be necessary or appropriate in connection with any future issuance of Units or options, rights, warrants or appreciation rights relating to Units, including compliance with any statute, rule, regulation or guideline of any Governmental Entity or any Exchange on which Units or options, rights, warrants or appreciation rights relating to Units are listed or quoted for trading.

(e)                 Notwithstanding anything to the contrary in this Agreement, including Article X or Article XI hereof, so long as the:

(i)                        Class B Units remain Outstanding a Super Majority Vote of the Record Holders of the then Outstanding Class B Units voting separately as a single class shall be required to (A) amend, alter or repeal any of the provisions of this Agreement relating to the Class B Units, whether by merger, consolidation or otherwise, to affect the rights, powers and preferences of the Record Holders of the Class B Units, and (B) authorize, create or increase the authorized amount of, any class or series of Units having rights senior to the Class B Units with respect to any allocations pursuant to Section 4.2(a) or the payment of any distributions pursuant to Section 4.4 or amounts upon any liquidation pursuant to Section 8.3(c); provided that in the case of clause (A), no such vote shall be required if in connection with any such amendment, alteration or repeal, by merger, consolidation or otherwise, each Class B Unit remains Outstanding without the terms thereof being materially changed in any respect adverse to the Record Holders thereof or is converted into or exchanged for equity securities of the surviving entity having distributions, voting powers, protections and other rights substantially similar to those of the Class B Units; and

(ii)                        Class M Unit remains Outstanding the consent, either in writing without a meeting or at any meeting called for such purpose, of the Record Holder of the then Outstanding Class M Unit voting separately as a single class shall be required (A) to amend, alter or repeal any of the provisions of this Agreement relating to the Class M Unit, whether by merger, consolidation or otherwise, to affect the rights, powers and preferences of the Record Holder of the Class M Unit, and (B) to authorize, create or increase the authorized amount of, any class or series of Units having greater voting power than the Class M Unit; provided that in the case of clause (A), no such vote shall be required if in connection with any such amendment, alteration or repeal, by merger, consolidation or otherwise, the Class M Unit remains Outstanding without the terms thereof being materially changed in any respect adverse to the Record Holder thereof or is converted into or exchanged for equity securities of the surviving entity having voting power, protections and other rights substantially similar to those of the Class M Unit.

Section 3.5                  Fully Paid and Non-Assessable Nature of Units. Units issued pursuant to, and in accordance with the requirements of, this Article III shall be fully paid and non-assessable limited liability company interests in the Company, except as such non-assessability may be affected by §§18-502, 18-607 or 18-804 of the Act or this Agreement (including any Unit Designation).

Section 3.6                  Preemptive Rights. Except to the extent expressly provided in this Agreement (including in any Unit Designation), no Units shall entitle any Member to any preemptive, preferential or similar rights with respect to the issuance of Units.

Section 3.7                  Treatment under the Uniform Commercial Code. The Company hereby irrevocably elects that all Units shall be securities within the meaning of, and governed by, Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware or analogous provisions of in the Uniform Commercial Code as in effect in any other applicable jurisdiction.

Section 3.8                  Splits and Combinations.

(a)                 Subject to Section 3.8(d), the Company may make a pro rata distribution of a class or series of Units to all Record Holders of a class or series of Units, or may effect a subdivision or combination of a class or series of Units; provided, that after any such distribution, subdivision or combination, each Member shall

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have the same Percentage Interest in the Company as prior to such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted.

(b)                Whenever a pro rata distribution, subdivision or combination of a class or series of Units is declared, the Board shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall provide notice thereof at least 20 days prior to such Record Date to each Person who is a Record Holder of a class or series of Units. The Board also may cause the Manager or a third-party advisor selected by it to calculate the number of Units to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board shall be entitled to rely on any certificate provided by the Manager or such advisor as conclusive evidence of the accuracy of such calculation.

(c)                 If the Units are certificated, promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of such Units as of the applicable Record Date representing the new number of Units held by such Record Holders, or the Board may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any combination results in a smaller total number of Units Outstanding of such class or series, the Company shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)                The Company shall not issue fractional Units. If any distribution, subdivision or combination of Units under the terms of this Agreement would result in the issuance of fractional Units, each fractional Unit shall, in the sole discretion of the Board, be rounded to the nearest whole Unit (with a 0.5 Unit being rounded up to the next higher Unit) or the Company shall pay cash in lieu of the issuance of any such fractional Unit.

Section 3.9                  Certificates.

(a)                 Except as otherwise determined by the Board, in its sole discretion, Units issued hereunder shall not be certificated.

(b)                Should the Board determine that some or all of any class or series of Units are to be represented by Certificates, then, upon the Company’s issuance of such Units to any Person, the Company shall issue or cause to be issued one or more Certificates in the name of such Person evidencing the number of Units being so issued. Certificates shall be executed on behalf of the Company by an officer of the Company or the Manager. No Certificate representing Units shall be valid for any purpose until it has been countersigned by the Transfer Agent. Any or all of the signatures required on the Certificate may be by facsimile or other electronic means. If any officer, Manager or Transfer Agent who shall have signed or whose facsimile or other electronic signature shall have been placed upon any such Certificate shall have ceased to be an officer, the Manager or Transfer Agent before the Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were an officer, the Manager or Transfer Agent at the date of issue. Certificates for each class or series of Units shall be uniquely numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the Record Holder’s name and number and type of Units. With respect to any Units that are evidenced by Certificates, the Board may determine that such Units will no longer be evidenced by Certificates and may, upon written notice to the holders of such Units and subject to applicable law, take whatever actions deemed necessary or appropriate to cause such Units to be registered in book entry form and may cause such Certificates to be cancelled or deemed cancelled.

(c)                 If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers or the Manager on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Units as the Certificate so surrendered. The appropriate officers or the Manager on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen, (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim, (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may

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direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate, and (iv) satisfies any other reasonable requirements imposed by the Company. If a Member fails to notify the Transfer Agent within a reasonable time after such Member has notice of the loss, destruction or theft of a Certificate, and a Transfer of the Units represented by the Certificate is registered before the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such Transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section 3.9(c), the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 3.10               Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Unit and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, including in connection with any distribution pursuant to Section 4.4, Section 4.5 or Section 8.3 or the exercise of any voting or other rights pursuant to Section 11.9, except as otherwise provided by applicable law or any rule, regulation, guideline or requirement of any Exchange on which the Company’s Units are listed or quoted for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Units, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Units.

Section 3.11               Registration and Transfer of Units.

(a)                 No Unit shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article III. Any Transfer or purported Transfer of a Unit not made in accordance with this Article III shall be null and void, and the Company shall have no obligation to effect or recognize any such Transfer or purported Transfer.

(b)                The Company shall keep or cause to be kept on its behalf a register that will provide for the registration and Transfer of Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registration of the Class A Units and Transfers of such Class A Units as herein provided. In the absence of manifest error, the register kept by Transfer Agent shall be conclusive as to the identity of the Record Holders of Class A Units.

(c)                 Upon the receipt by the Transfer Agent of proper Transfer instructions from the Record Holder of uncertificated Class A Units, such Transfer shall be recorded in the register.

(d)                The Company shall not recognize any purported Transfer of Units evidenced by Certificates until the Certificates evidencing such Units are surrendered for registration of Transfer. No charge shall be imposed by the Company for such Transfer; provided, that as a condition to the issuance of any new Certificate, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith. Upon surrender of a Certificate for registration of Transfer of any Units evidenced by a Certificate, the appropriate officers of the Company or the Manager shall execute and deliver, and the Transfer Agent shall countersign and deliver, in the name of the Record Holder or the designated transferee or transferees, as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Units as were evidenced by the Certificate so surrendered. Upon the proper surrender of a Certificate, such Transfer shall be recorded in the register.

(e)                 By acceptance of the Transfer of any Unit in accordance with this Article III or the issuance of any Unit in accordance with this Agreement (including in connection with any Investment or in a merger, consolidation or other business combination pursuant to Article X), each transferee of a Unit, including any nominee holder or an agent or representative acquiring such Units for the account of another Person, shall (i) become the Record Holder of the Unit so Transferred or issued, (ii) be admitted to the Company as a Substitute Member or Additional Member with respect to the Units so Transferred or issued to such transferee or other recipient when any such Transfer or admission is reflected in the register of the Company, with or without execution of this Agreement, (iii) become bound by, and be deemed to agree to be bound by, the terms of this Agreement, with

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or without execution of this Agreement, (iv) be deemed to represent that such transferee or other recipient has the capacity, power and authority to enter into this Agreement, (v) be deemed to grant powers of attorney to the Chief Executive Officer, the Manager and any Liquidator of the Company, as specified herein, and (vi) be deemed to make any consents, acknowledgments and waivers contained in this Agreement. The Transfer of any Units and the admission of any Substitute Member or Additional Member shall not constitute an amendment to this Agreement.

(f)                  Nothing contained in this Agreement shall be construed to prevent or limit a disposition by any stockholder, member, partner or other owner of any Member of any or all of such Person’s shares of stock, membership interests, partnership interests or other ownership interests in such Member, and the term “transfer” shall not include any such disposition.

(g)                Subject to (i) the foregoing provisions of this Section 3.11, (ii) Section 3.10 and Section 3.12, (iii) with respect to any class or series of Units, the provisions of any Unit Designation or amendment to this Agreement establishing such class or series, (iv) any contractual provisions binding on any Member, and (v) provisions of applicable law, including the Securities Act, the Units shall be freely Transferable.

Section 3.12               Restrictions on Transfer.

(a)                 Notwithstanding any other provision of this this Article III, no Transfer of any Units shall be made if such purported Transfer would:

(i)                        violate applicable law, including U.S. federal or state securities laws, rules and regulations of the Commission or any state securities commission or any other Governmental Entity with jurisdiction over such Transfer;

(ii)                        terminate the existence or qualification of the Company under the laws of any jurisdiction;

(iii)                        cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed); or

(iv)                        require the Company to be subject to the registration requirements of the Investment Company Act.

(b)                The Board may impose additional restrictions on the Transfer of Units if it receives advice of counsel acceptable to the Board (who may be regular counsel to any member of the Company Group or their respective Affiliates) that such restrictions are necessary or advisable to avoid a significant risk of: (i) the Company becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed); or (ii) the Company being subject to the registration requirements of the Investment Company Act. The Board may impose such restrictions by amending this Agreement without the approval of the Members.

(c)                 To the fullest extent permitted by appliable law, any Transfer in violation of this Section 3.12 shall be null and void. In the event that any Person would otherwise become the Record Holder of a Unit through a purported Transfer in violation of this Section 3.12, the Company may, in its sole discretion, require that the purported transferor take any steps deemed appropriate by the Company or the Transfer Agent to unwind, cancel or reverse such purported transaction. With respect to the purported transferee, such Person shall have no rights or economic interest in such Unit or otherwise, including any consent rights, any rights to receive notice of, or attend, a meeting of the Members and any rights to receive distributions with respect to such Unit. In addition, the Company may, in its sole discretion, redeem Unit or cause the Transfer of such Unit to a third party in a Transfer permitted by this Agreement and, if such Unit is sold or redeemed, the Company shall distribute the proceeds of such sale (net of any costs or expenses incurred by the Company) to the purported transferor.

(d)                Without prejudice to any remedies available to the Company as a result of such transactions nothing contained in this Agreement shall preclude the settlement of any transactions involving Units entered into through the facilities of any Exchange on which the Company’s Units are listed or quoted for trading.

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Article IV
CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS

Section 4.1                  Capital Accounts. There shall be established for each Member on the books of the Company as of the date such Member becomes a Member a capital account (each being a “Capital Account”). Each Capital Contribution by any Member, if any, shall be credited to the Capital Account of such Member on the date such Capital Contribution is made to the Company. In addition, each Member’s Capital Account shall be (a) increased by (i) such Member’s allocable share of any Net Income of the Company, and (ii) the amount of any Company liabilities that are assumed by the Member or secured by any Company property distributed to the Member, (b) decreased by (i) the amount of distributions (and deemed distributions) to such Member of cash or the fair market value of other property so distributed, (ii) such Member’s allocable share of Net Loss of the Company and expenditures of the Company described or treated under Section 704(b) of the Code as described in Section 705(a)(2)(B) of the Code, and (iii) the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by the Member to the Company, and (c) otherwise maintained in accordance with the provisions of the Code and the Treasury Regulations promulgated thereunder. Any other item which is required to be reflected in a Member’s Capital Account under Section 704(b) of the Code and the Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The Company shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Member’s interest in the Company. Interest shall not be payable on Capital Account balances. The Company shall maintain the Capital Accounts of the Members in accordance with the principles and requirements set forth in Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. The Capital Account of each Record Holder of Class B Units shall equal $0.00 per Class B Unit as of the date such Class B Unit is initially issued, except to the extent such Record Holder of Class B Units also holds Units other than Class B Units, and shall be adjusted as set forth in Section 4.2(a). The Capital Account of each Record Holder of Class M Units shall at all times be zero, except to the extent such Record Holder of Class M Units also holds Units other than Class M Units.

Section 4.2                  Allocations.

(a)                 Before giving effect to any other allocations set forth in this Section 4.2 or in the terms of any Unit Designation, the Capital Accounts of the Record Holders of Class B Units shall be specially allocated, pro rata in accordance with their respective Percentage Interests in such Class B Units five percent (5%) of any Gain Recognized by the Company for the taxable period. For purposes of, and prior to, making allocations under this Section 4.2(a), the Capital Account of each Record Holder of Class B Units shall (i) be decreased by the amount of distributions (and deemed distributions) to such Record Holder of cash or the fair market value of other property so distributed, and (ii) otherwise maintained in accordance with the provisions of the Code and the Treasury Regulations promulgated thereunder.

(b)                Subject to Section 4.2(a) and the express terms of any Unit Designation with respect to the Units whose terms are established by such Unit Designation, Net Income (Loss) of the Company for each fiscal period shall be allocated among the Capital Accounts of the Members that held Units in a manner that as closely as possible gives economic effect to the manner in which distributions are or would be made to the Members pursuant to the provisions of Section 4.5 and Section 8.3.

(c)                 All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members for U.S. federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Net Income (Loss) shall be allocated among the Members pursuant to this Agreement, except as may otherwise be provided herein or by the Code. Notwithstanding the foregoing, the Company in its sole discretion shall make such allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Members in the Company, within the meaning of the Code and Treasury Regulations. The Company shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. For the proper administration of the Company and for the preservation of uniformity of Units (or any portion or class or classes thereof), the Company may (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Sections 704(b) or 704(c) of the Code, or (y) otherwise to preserve or achieve uniformity of Units (or any portion or class or classes thereof), and (ii) adopt and employ or modify such conventions and methods as the Company determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of

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income, gain, loss, deduction and credit and the allocation of such items among Members and between transferors and transferees under this Agreement and pursuant to the Code and the Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Members, (C) the valuation of Company assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods, and (F) taking into account differences between the Carrying Values of Company assets and such asset adjusted tax basis pursuant to Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

(d)                Allocations that would otherwise be made to a Member under the provisions of this Section 4.2 or a Unit Designation shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Company in its sole discretion.

Section 4.3                  Calculation of Gain Recognized.

(a)                 Within approximately 60 days of the last day of each Fiscal Quarter, the Company shall prepare and deliver to each Record Holder of Class B Units as of the Record Date selected by the Board a written statement (each a “Quarterly Statement”) setting forth in reasonable detail the Company’s calculation of Gain Recognized for such Fiscal Quarter.

(b)                For a period of 60 days following receipt of a Quarterly Statement (the “Review Period”), any Record Holder of at least 25,000 Class B Units (each a “Major Class B Holder”), or its representatives, shall have the right, upon reasonable notice and during normal business hours, to inspect the Company’s books and records for purposes of verifying the calculation of Gain Recognized as set forth in the Quarterly Statement.

(c)                 Prior to expiration of the Review Period, a Major Class B Holder may object to the calculation of Gain Recognized by delivering a written notice of objection (an “Objection Notice”) to the Company setting forth in reasonable detail the basis for such objection and the items and amounts in dispute.

(d)                Subject to Section 4.3(g), if a Major Class B Holder fails to deliver an Objection Notice to the Company prior to the expiration of the Review Period, the calculation of Gain Recognized as set forth in the Quarterly Statement for such Fiscal Quarter shall be final and binding on all Record Holders of Class B Units.

(e)                 If a Major Class B Holder timely delivers an Objection Notice, the Company and Major Class B Holder shall negotiate, reasonably and in good faith, in an attempt to resolve the items and amounts in dispute and agree upon the resulting calculation of Gain Recognized for such Fiscal Quarter. If the Company and Major Class B Holder are unable to agree upon the calculation of Gain Recognized within 15 days following delivery of the Objection Notice, the items and amounts in dispute shall be promptly referred to a mutually agreed upon impartial nationally recognized accounting firm (an “Independent Accountant”). The Independent Accountant shall be directed to render a written report on and resolve the items and amounts in dispute as promptly as practicable, but in no event more than 30 days following referral of the dispute. The Company and Major Class B Holder will each furnish to the Independent Accountant such documents and information relating to the items and amounts in dispute as the Independent Accountant may reasonably request.

(f)                  Subject to Section 4.3(g), the Independent Accountant’s resolution of the items and amounts in dispute and calculation of Gain Recognized for such Fiscal Quarter shall be final and binding on the Company and all Record Holders of Class B Units. The fees and expenses of the Independent Accountant shall be borne by the Company and Major Class B Holder in proportion to the amounts by which their respective calculations of Gain Recognized differ from Gain Recognized as finally determined by the Independent Accountant.

(g)                Notwithstanding the foregoing provisions of this Section 4.3, if at any time the Company is required to restate its financial statements or if there is a recalculation of Gain Recognized for any reason following delivery of a Quarterly Statement, the Company shall prepare and deliver to each Record Holder of Class B Units as of the Record Date selected by the Board an updated Quarterly Statement (the “Updated Statement”), which Updated Statement shall be subject to an additional Review Period and all of the rights and obligations related thereto.

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Section 4.4                  Class B Unit Distributions.

(a)                 Record Holders of Class B Units shall be entitled to receive in accordance with their respective Percentage Interests in such Class B Units, when and as declared by the Board, or a duly authorized committee thereof, out of funds legally available therefor, quarterly cash distributions on the applicable Class B Distribution Date that corresponds to the Record Date for which the Board has declared a distribution, in an amount equal to the positive balance of their Capital Account. Declared distributions will be payable on the relevant Class B Distribution Date to Record Holders of Class B Units as they appear on the Company’s register at the close of business on the Record Date.

(b)                So long as any Class B Units remain Outstanding, unless, in each case, distributions have been declared and paid or declared and set apart for payment on the Class B Units for a quarterly period, (i) no distribution, whether in cash or property, may be declared or paid or set apart for payment on any other Units for the remainder of that quarterly period, (ii) the Company shall not directly or indirectly repurchase, redeem or otherwise acquire for consideration any Units, and (iii) the Board shall make tax distributions to each Record Holder of Class B Units in an amount sufficient to allow such Record Holder to satisfy its obligation to make estimated tax payments on any Gain Recognized by the Company for the quarterly period. Tax distributions shall be made within 15 days of the deadline for estimated tax payments (without regard to any extension) (each a “Tax Distribution Date”).

(c)                 The Board, or a duly authorized committee thereof, may, in its sole discretion, choose to pay distributions on the Class B Units without the payment of any distributions on any other Units.

(d)                When distributions or tax distributions, as applicable, are not declared and paid (or duly provided for) in full on any Class B Distribution Date or Tax Distribution Date, as the case may be, all distributions or tax distributions declared upon the Class B Units payable on such Class B Distribution Date or Tax Distribution Date, as the case may be, shall be declared pro rata among the Class B Units, and, in the case of tax distributions, the Board shall declare additional interim tax distributions as soon as cash becomes available in an amount sufficient to pay the unpaid portion of any tax distribution to which the Record Holders of Class B Units are otherwise entitled.

(e)                 Notwithstanding any provision in this Agreement to the contrary, if and whenever two consecutive quarterly distributions payable on the Class B Units have not been declared and paid (a “Nonpayment Event”), then (i) the number of directorships then constituting the Board shall automatically be increased by two, (ii) the Record Holders of Class B Units, voting together as a single class, shall have the right to elect two Directors (the “Class B Directors”) to such newly created directorships, and (iii) the Board shall establish a financing committee comprised of the Class B Directors and one independent Director to oversee and provide advice and guidance to the Board with respect to matters affecting distributions on the Class B Units. Upon the occurrence of a Nonpayment Event the Record Holders of Class B Units, voting together as a single class, shall elect the Class B Directors by Majority Vote, given in person or by proxy, either in writing without a meeting or at any meeting called for such purpose. The Class B Directors so elected shall hold office until the next annual meeting unless such office is earlier terminated in accordance with Section 4.4(f). The Record Holders of Class B Units, voting together as a single class, may remove any Class B Director by Majority Vote, and, if any vacancy shall occur among the Class B Directors may elect a successor Class B Director.

(f)                  When quarterly distributions have been declared and paid on the Class B Units on four consecutive Class B Distribution Dates following a Nonpayment Event, then (i) the right of the Record Holders of Class B Units to elect Class B Directors shall cease, (ii) the terms of office of all Class B Directors shall immediately terminate, and (iii) the number of directorships constituting the Board shall automatically be reduced by two. However, notwithstanding the forgoing, the right of the Record Holders of Class B Units to elect two Class B Directors shall again vest if and whenever another Nonpayment Event occurs.

(g)                Record Holders of Class B Units shall not be entitled to any distributions, whether payable in cash or property, other than as provided in this Section 4.4 and Section 8.3 and shall not be entitled to interest, or any sum in lieu of interest, in respect of any distribution payment, including any such payment which is delayed.

(h)                The Members intend that no portion of the distributions paid to the Record Holders of Class B Units pursuant to this Section 4.4 shall be treated as a “guaranteed payment” within the meaning of Section

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707(c) of the Code, and no Member shall take any position inconsistent with such intention, except if there is a change in applicable law or final determination by the Internal Revenue Service that is inconsistent with such intention.

Section 4.5                  Distributions Generally.

(a)                 Subject to Section 4.4, the express terms of any Unit Designation, the applicable provisions of the Act and this Agreement, the Board shall have sole discretion regarding the amounts and timing of distributions to Members, including deciding to forego payment of distributions in order to provide for the payment to third parties, or the retention and establishment of reserves, of such funds as the Board deems necessary or appropriate with respect to the anticipated business needs of the Company, including, but not limited to, present and anticipated debts and obligations, capital needs and expenses, reasonable reserves for contingencies, the payment of any general, management or administrative fees and expenses or any other obligations of the Company. Subject to Section 3.12(c), Section 4.4 and the terms of any Unit Designation, distributions shall be paid to Members in accordance with their respective Percentage Interests as of the Record Date selected by the Board.

(b)                Notwithstanding Section 4.4, in the event of the dissolution and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 8.3.

(c)                 Each distribution in respect of any Units shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Units as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Article V
MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1                  Board of Directors; Authority.

(a)                 Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a board of directors (the “Board”). No Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or any actual or apparent authority to act for or bind the Company. The Board shall have full power and authority to appoint officers of the Company and to appoint, employ or otherwise engage a Manager or any other Person it determines advisable, in its sole discretion, to act or perform services for, or on behalf of, any member of the Company Group. Each Director, and each officer, the Manager and any other Person designated by the Board, shall constitute a “manager” within the meaning of the Act. The Board shall have full power and authority to do, and may direct or delegate to the Manager, any officer or any other Person such power and authority to do, all things on such terms as it deems necessary or appropriate, in its sole discretion, to carry out the provisions of this Agreement and the purposes, policies and business of the Company, including the following:

(i)                        making any expenditures, lending or borrowing money, assuming, guaranteeing or contracting for indebtedness (including the securing of same by deed, mortgage, deed of trust or other lien or encumbrance on any member of the Company Group’s or their respective Affiliates’ assets) and other liabilities, issuing evidences of indebtedness, including indebtedness convertible into Units, and incurring any other obligations;

(ii)                        acquiring, disposing of, mortgaging, pledging, encumbering, hypothecating, exchanging or effecting in any manner any or all of any member of the Company Group’s or their respective Affiliates’ assets, Investments and Securities (including exercising or granting any conversion, option, privilege or subscription right or other right available in connection with any assets, Investments and Securities at any time held by any member of the Company Group or their respective Affiliates) or merging, consolidating, reorganizing or otherwise combining any member of the Company Group or their respective Affiliates with or into another Person on such terms as the Board deems advisable;

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(iii)                        using the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including financing the operations of any member of the Company Group or their respective Affiliates, lending funds to or repaying the obligations of any member of the Company Group or their respective Affiliates, and making capital contributions to any member of the Company Group or their respective Affiliates;

(iv)                        holding, managing, investing and reinvesting cash and other assets of the Company Group or their respective Affiliates;

(v)                        undertaking any action in connection with the Company’s interests in any member of the Company Group or their respective Affiliates;

(vi)                        taking any action necessary or appropriate to comply with all tax and regulatory requirements applicable to any member of the Company Group or their respective Affiliates, including making tax, regulatory and other filings and rendering periodic or other reports to any Governmental Entity or Taxing Authority having jurisdiction over the business or assets of any member of the Company Group or their respective Affiliates;

(vii)                        taking any and all action necessary or appropriate to ensure that the Company Group and its respective Affiliates, as applicable, comply with the QOZ Program and any Treasury Regulations related thereto or the requirements or requests of any Taxing Authority, unless the Board determines, in its sole discretion, that it is no longer in the best interests of the Company to continue to comply with the QOZ Program;

(viii)                        forming, acquiring or disposing of interests in, and contributing property and making loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(ix)                        converting to a corporation, statutory trust, business trust, association, real estate investment trust, common law trust or any other unincorporated business or entity, including a partnership (general or limited) or a foreign limited liability company;

(x)                        transferring to, or domesticating or continuing in any jurisdiction, and, in connection therewith, electing to continue the Company’s existence as a limited liability company in the State of Delaware;

(xi)                        admitting any Person as an Additional Member or Substitute Member;

(xii)                        permitting a Person to continue as a Member notwithstanding the occurrence of any event described in §18-304 of the Act;

(xiii)                        negotiating, executing and directing the performance of any agreement, contracts, conveyances or other instruments, including agreements with Affiliates of the Company or any external manager (including the Manager) to render services to any member of the Company Group or their respective Affiliates;

(xiv)                        determining the compensation and other terms of any employment or engagement agreement, and creating any compensation benefit plans, programs and practices;

(xv)                        determining the fair market value of any member of the Company Group’s or their respective Affiliates’ assets;

(xvi)                        the declaration and payment of distributions of cash or other assets to Members;

(xvii)                        maintaining insurance for the benefit of any member of the Company Group or their respective Affiliates and the Indemnitees;

(xviii)                        controlling any matters affecting the rights and obligations of any member of the Company Group or their respective Affiliates, including bringing and defending actions at law or in equity and

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otherwise engaging in the conduct of litigation, arbitration or remediation, and incurring legal fees and expenses and settling claims and litigation;

(xix)                        enforcing any rights against any Member under the terms of this Agreement;

(xx)                        indemnifying any Person against liabilities and contingencies to the extent permitted by applicable law;

(xxi)                        registering any offer, issuance, sale or resale of Units, Unit Equivalents or other securities issued or to be issued by the Company under the Securities Act and any other applicable securities laws;

(xxii)                        registering any Units or Unit Equivalents under the Securities Act and Exchange Act and entering into listing agreements with any Exchange and delisting of some or all of the Units or Unit Equivalents from, or requesting that trading be suspended on, any such Exchange; and

(xxiii)                        issuing, selling or otherwise disposing of, and purchasing or otherwise acquiring, Units or Unit Equivalents, including to the Manager.

(b)                The Board shall not be responsible for the misconduct or negligence on the part of the Manager, any officer or any other Person directed or delegated by the Board in good faith to perform any of the duties imposed upon it under this Agreement.

Section 5.2                  Composition.

(a)                 The Board shall initially consist of two Directors. The number of Directors may thereafter be increased or decreased from time to time by a resolution adopted by a majority of the Directors then in office.

(b)                The holders of Class M Units, voting separately as a class, shall be entitled to elect one Director (the “Class M Director”). Subject to Section 4.4(e) and the terms of any Unit Designation, all other Directors shall be elected by the holders of Class A Units and Class B Units, voting together as a single class, by a plurality of the votes cast for a particular position.

(c)                 The Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible. Subject to Section 4.4(e), any increase or decrease in the number of directorships shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible. Any Director elected or appointed to fill a vacancy resulting from an increase in the number of directorships of any class or from the resignation, removal, incapacity or death of a Director shall hold office for a term that coincides with the remaining term of that class. Subject to Section 4.4(f), in no event will a decrease in the number of directorships shorten the term of any incumbent Director. The Class M Director shall be a Class III Director.

(d)                The initial term of office of Directors of Class I shall expire at the Company’s first annual meeting of the Members following the Effective Date of this Agreement, the initial term of office of Directors of Class II shall expire at the Company’s second annual meeting of the Members following the Effective Date of this Agreement and the initial term of office of Directors of Class III shall expire at the Company’s third annual meeting of the Members following the Effective Date of this Agreement. Each Director shall hold office until his or her successor is elected or appointed and qualified or until his or her earlier resignation, removal, incapacity or death.

(e)                 At each succeeding annual meeting of Members beginning with the first annual meeting of the Members following the Effective Date of this Agreement, successors to the class of Directors whose term expires at such annual meeting shall be elected for a three-year term and until their successors are duly elected or appointed and qualified. Directors need not be Members and may be reelected to an unlimited number of succeeding terms.

(f)                  At each annual election, Directors chosen to succeed those whose terms expire shall be of the same class as the Directors they succeed, unless by reason of any change in the authorized number of

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directorships, the Board shall designate one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality in the number of directorships among the classes.

(g)                At the time of execution of this Agreement, the initial Directors are appointed as follows:

Brandon Lacoff	Class III	(Class M Director)

Martin Lacoff	Class II

Section 5.3                  Chairman of the Board. The Board may designate a Chairman of the Board (the “Chairman”). The Chairman shall be a Director but need not be an officer or employee of the Company. The Chairman, if there is one, shall preside over all meetings of the Board and the Members. Except as otherwise required by applicable law, the Chairman shall possess authority sign all contracts, certificates and other instruments of the Company that may be authorized by the Board. During the absence or disability of the Chief Executive Officer, the Chairman shall exercise all the powers and discharge all the duties of the Chief Executive Officer. The Chairman shall also perform such other duties and may exercise such other powers as may from time to time be assigned by this Agreement or by the Board.

Section 5.4                  Committees. The Board may establish one or more committees, each consisting of one or more Directors, and may delegate to such committees all the powers and authority as the Board deems appropriate, in its discretion, except as prohibited by applicable. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any Exchange on which the Company’s Units are listed or quoted for trading. The responsibilities and duties of the committees shall be set forth in the respective charters for such committees.

Section 5.5                  Resignation or Removal. A Director may resign from the Board or any committee of the Board at any time by giving written notice to the Chairman of the Board or the Chief Executive Officer of the Company, with such resignation effective as of the time specified in the notice or, if no time is specified, immediately upon delivery. Subject to Section 4.4(e), a Director may only be removed from the Board for Cause by a Super Majority Vote of the Record Holders of Class A Units and Class B Units, voting together as a single class, at an annual or special meeting of the Members; provided, however, that for so long as any of the Class M Units remain Outstanding, the Class M Director may only be removed by for Cause by a Super Majority Vote of the Record Holders of Class M Units, voting separately as a class. A Director serving on any committee of the Board may be removed from such committee at any time by the Board. Any vacancy in the Board created by the resignation or removal shall be filled by the Board in accordance with Section 5.6.

Section 5.6                  Vacancies. Any vacancy on the Board that results from an increase in the number of Directors may only be filled by a majority of the Board then in office, provided that a quorum is present, and any other vacancy occurring on the Board may only be filled by a majority of the Board then in office, even if less than a quorum, or by a sole remaining Director. Any Director of any class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor.

Section 5.7                  Annual and Regular Meetings. An annual meeting of the Board and any committee thereof may be held immediately after and at the same place as the annual meeting of Members, with no notice other than this Section 5.7 being necessary. Additional regular meetings of the Board or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board or such committee, respectively.

Section 5.8                  Special Meetings. Special meetings of the Board may be called by the Chairman, if there is one, the Chief Executive Officer, or by a majority of Directors. Special meetings of any committee of the Board may be called by the chairman of such committee, if there is one, the Chief Executive Officer or any Director serving on such committee. Written notice of any special meeting stating the place, date and time of such meeting shall be given to each Director or to each member of a committee, as the case may be, by Electronic Transmission at least 48-hours prior to such meeting, or on such shorter notice as the person or persons calling such meeting may

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deem necessary or appropriate in the circumstances. A notice of a special meeting of the Board or any committee thereof need not specify the purpose of the meeting unless required by this Agreement.

Section 5.9                  Place of Meetings. The Board and any committee thereof may hold meetings, both regular and special, either within or outside the State of Delaware.

Section 5.10               Waiver of Notice. Notice of any meeting need not be given to any Director who either prior to or following the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. A waiver of notice or consent need not specify the purpose of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting before or at its commencement of the lack of notice to that Director.

Section 5.11               Quorum; Voting. Except as otherwise required by applicable law, this Agreement or the rules and regulations of any Exchange on which the Company’s Units are listed or quoted for trading, at all meetings of the Board or any committee thereof, a majority of the entire Board or a majority of the Directors constituting the committee, as the case may be, shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum is present or a majority of the Directors constituting the committee present at a meeting at which a quorum is present shall be the act of the Board or committee, as applicable. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum. If less than a majority of the entire Board or a majority of the Directors constituting any committee, as the case may be, is present at any meeting of the Board or committee, then a majority of the Directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 5.12               Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof, as the case may be, may be taken without a meeting if such action is consented to in writing or by Electronic Transmission by all members of the Board or of such committee and filed with the minutes of proceedings of the Board or committee.

Section 5.13               Telephone Meetings. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment through which all Persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5.14               Compensation. The Board, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation for the services and activities performed by Directors as Directors, or may delegate such authority to an appropriate committee. A Director may be reimbursed for expenses incurred, if any, in connection with his or her attendance at each annual, regular or special meeting of the Board or of any committee thereof or in connection with any other services or activities performed or engaged in as a Director, and may be paid a fixed fee, in cash, Units or some combination of cash and Units, for attendance at meetings of the Board or any committee thereof or a stated salary for service as a Director or a member of any special or standing committees. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. The amount and form of compensation shall be determined by the Board.

Section 5.15               Officers.

(a)                 The Board, in its discretion, may appoint such officers as the business of the Company may require with such titles, powers and duties as the Board determines from time to time. The Board may delegate to any officer of the Company the power to appoint such other officers and to prescribe their respective duties and powers.

(b)                Each officer of the Company shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, disability, resignation or removal. Any number of offices may be held by the same Person. The officers of the Company need not be Members.

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(c)                 Any officer may resign at any time upon written notice to the Company. Any officer, agent or employee of the Company may be removed by the Board with or without cause at any time. Any vacancy occurring in any office of the Company shall be filled by the Board. The Board may delegate the power of removal as to officers, agents and employees who have not been appointed by the Board. Such removal shall be without prejudice to a Person’s contractual rights, if any, but the appointment of any Person as an officer, agent or employee of the Company shall not of itself create contract rights.

(d)                Whenever an officer is absent, or whenever for any reason the Board deems it advisable, the Board may delegate the powers and duties of any officer to any other officer, any Director, the Manager or any other Person it determines advisable, in its sole discretion.

(e)                 Unless otherwise directed by the Board, the Chairman, the Chief Executive Officer or any other officer of the Company shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of Members of or with respect to any action of equityholders of any other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other entities.

Section 5.16               Duties of Officers and Directors. Except as otherwise expressly provided in this Agreement or required by the Act, (a) the duties and obligations owed to the Company by the officers and Directors shall be the duty of care and duty of loyalty owed to a corporation organized under DGCL by its officers and Directors, respectively, and (b) the duty of care and duty of loyalty owed to the Members by the officers and Directors shall be the same as the duty of care and duty of loyalty owed to the stockholders of a corporation under the DGCL by its officers and Directors, respectively.

Section 5.17               Outside Activities.

(a)                 Each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any member of the Company Group or their respective Affiliates, independently or with others, including business interests and activities in direct competition with the business and activities of any member of the Company Group or their respective Affiliates, and none of the same shall constitute a breach of this Agreement or any duty (including fiduciary duties) otherwise existing at law, in equity or otherwise to the Company, any member of the Company Group or their respective Affiliates, or any Member or Record Holder. No member of the Company Group or their respective Affiliates, Member or any other Person shall have any rights by virtue of this Agreement, or the relationship established hereby in any business ventures, interests or activities of any Indemnitee.

(b)                Notwithstanding any other provision of this Agreement to the contrary or any duty (including fiduciary duties) otherwise existing at law, in equity or otherwise: (i) the engagement in competitive activities by any Indemnitee in accordance with the terms of this Section 5.17 is hereby approved by the Members and each other Person who may acquire an interest in Units hereby; (ii) it shall not be a breach of the Indemnitee’s duties or any other obligation of any type whatsoever of the Indemnitee if the Indemnitee engages in any such business interests or activities in preference to or to the exclusion of any member of the Company Group or their respective Affiliates; (iii) the Indemnities shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise to present business opportunities to any member of the Company Group or their respective Affiliates; and (iv) the doctrine of “corporate opportunity” or other analogous doctrine shall not apply to any such Indemnitee

Section 5.18               Loans from the Manager; Loans or Contributions from the Company; Contracts with Affiliates; Certain Restrictions on the Manager.

(a)                 The Manager or any of its Affiliates may, but shall be under no obligation to, lend to any member of the Company Group or their respective Affiliates, and any member of the Company Group or their respective Affiliates may borrow from the Manager or any of its Affiliates, any funds needed or desired by such Person for such periods of time, in such amounts and on such terms as the Manager or any of its Affiliates may determine in good faith.

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(b)                Any member of the Company Group or their respective Affiliates (including the Company) may lend or contribute to any other member of the Company Group or their respective Affiliates, and any member of the Company Group or their respective Affiliates may borrow from any other member of the Company Group or their respective Affiliates (including the Company), any funds needed or desired by such Person for such periods of time, in such amounts and on such terms as the Board shall determine in its sole discretion. The foregoing authority may be exercised by the Board in its sole discretion and shall not create any right or benefit in favor of any member of the Company Group, their respective Affiliates or any other Person.

(c)                 Any member of the Company Group or their respective Affiliates may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other any other Person in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(d)                The Manager or any of its Affiliates may sell, transfer or convey any property to, or purchase any property from, any member of the Company Group or its Affiliates, directly or indirectly, pursuant to transactions that are fair and reasonable to such Person.

(e)                 The Manager and its Affiliates will have no obligation to permit any member of the Company Group or any of their respective Affiliates to use any facilities or assets of the Manager or its Affiliates, except as may be provided in an agreement entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the Manager or its Affiliates to enter into such an agreement.

Section 5.19               Resolution of Conflicts of Interest, Standards of Conduct and Modification of Duties.

(a)                 Unless otherwise expressly provided in this Agreement, whenever an actual or potential conflict of interest exists or arises between the Sponsor, the Manager, one or more Directors or their respective Affiliates, on the one hand, and any member of the Company Group, their respective Affiliates or any Member (other than the Sponsor or the Manager), on the other, any resolution or course of action by the Board in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any agreement contemplated herein or of any duty stated or implied by law or equity, including any fiduciary duty, if the resolution or course of action in respect of such conflict of interest is: (i) on terms no less favorable to the member of the Company Group, their Affiliate or Member (other than the Sponsor or the Manager), as applicable, than those generally being provided to or available from unrelated third parties; (ii) fair and reasonable to the member of the Company Group or their Affiliate taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to any member of the Company Group, their respective Affiliates or Member (other than the Sponsor or the Manager), as applicable); (iii) approved or ratified by a vote of disinterested Directors, or (iv) approved or ratified by a Majority Vote by the holders of Class A Units and Class B Units, voting together as a single class. For the avoidance of doubt, the Company is authorized but not required to seek the approval or ratification of the disinterested Directors or the Members pursuant to clauses (iii) and (iv) of the preceding sentence, and the Board may also adopt a resolution or course of action that has not received the approval or ratification of the disinterested Directors or the holders of Class A Units and Class B Units. Failure to seek such approval or ratification shall not be deemed to indicate that a conflict of interest exists or that such approval or ratification could not have been obtained. If the Board determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (i) or (ii) above, then it shall be presumed that, in making its determination, the Board acted in good faith, and in any proceeding brought by any Member or by or on behalf of such Member or any other Member challenging such determination, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding any other provision of this Agreement to the contrary or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in or contemplated by the Company’s Registration Statements are hereby approved, and all such conflicts of interest are waived, by the Members and each other Person who may acquire an interest in Units hereby and shall not constitute a breach of this Agreement or of any duty (fiduciary or otherwise) otherwise existing at law, in equity or otherwise.

(b)                Notwithstanding any other provision of this Agreement, any applicable provision of law or equity, or otherwise, whenever in this Agreement or any other agreement contemplated hereby the Board, the Manager, any member of the Company Group or any Affiliate of the foregoing is permitted or required to make a

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decision in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, then, to the fullest extent permitted by applicable law, the Board, the Manager, member of the Company Group or such Affiliate, as the case may be, may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”), and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting any member of the Company Group, their respective Affiliates or the Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Act or under any other law or in equity, but in all circumstances shall exercise such discretion in good faith. Whenever in this Agreement or any other agreement contemplated hereby or otherwise, the Board, the Manager, any member of the Company Group or any Affiliate of the foregoing is permitted to or required to make a decision in its “good faith,” then for purposes of this Agreement or otherwise, the Board, the Manager, any member of the Company Group or such Affiliate, as the case may be, shall be conclusively presumed to be acting in good faith if such Person or Persons subjectively believe that the decision made or not made is in or not opposed to the best interests of the Company.

(c)                 Except as expressly set forth in this Agreement, to the fullest extent permitted by applicable law, neither the Board, nor the Manager nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Company, any Member or any other Person bound by this Agreement, and the provisions of this Agreement, to the extent that they restrict or otherwise modify or eliminate the duties and liabilities, including fiduciary duties, of the Company or any other Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Company or such other Indemnitee.

(d)                The Members expressly acknowledge that neither the Board, the Manager nor its Affiliates are under any obligation to consider the separate interests of the Members (including the tax consequences to Members) in deciding whether to cause any member of the Company Group to take (or decline to take) any actions, and that neither the Board, any Director, the Manager nor any of its Affiliates shall be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Members in connection with such decisions. For the avoidance of doubt, neither the Board, any Director, the Manager nor any of its Affiliates is subject to any duty or standard of care or under any obligation to maximize tax benefits on behalf of any member of the Company Group or the Members under the QOZ Program in any manner whatsoever, including without limitation, with respect to any decisions related to acquiring, disposing of, mortgaging, pledging, encumbering, hypothecating, exchanging or effecting in any manner any or all of any member of the Company Group’s or their respective Affiliates’ assets, Investments or Securities.

(e)                 The Members hereby authorize the Board, on behalf of the Company as a partner or member of any member of the Company Group or their respective Affiliates, to approve actions by the board of directors or managing member of such member of the Company Group or its Affiliate similar to those actions permitted to be taken by the Board pursuant to this Section 5.19.

Section 5.20               Indemnification.

(a)                 Subject to other applicable provisions of this Article V, to the fullest extent permitted by applicable law:

(i)                        the Sponsor, the Manager and their respective Affiliates (other than a Director or officer of the Company), shall not have any liability to any member of the Company Group or their respective Affiliates, any Director, officer, Member or holder of an equity interest in any member of the Company Group or their respective Affiliates, for any act or omission, including any mistake of fact or error in judgment, taken, suffered or made;

(ii)                        a Director or officer shall have liability to a member of the Company Group or their respective Affiliates, any Director, officer, Member or holder of an equity interest in any member of the Company Group or their respective Affiliates, for any act or omission, including any mistake of fact or error in judgment, taken, suffered, or made only if such act or omission constitutes a breach of the duties of such Director or officer imposed pursuant to Section 5.16 and such breach is the result of (A) willful malfeasance, gross negligence, the commission of a felony or a material violation of applicable law, in each case, that has resulted in, or could

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reasonably be expected to result in, a material adverse effect on the business or properties of the Company Group or its Affiliates or (B) fraud; and

(iii)                        all other Indemnitees shall have liability to any member of the Company Group or their respective Affiliates, any Director, officer, Member or holder of an equity interest in any member of the Company Group or their respective Affiliates, for any act or omission arising from the performance of such Indemnitee’s duties and obligations in connection with any member of the Company Group or their respective Affiliates, this Agreement or any Investment made or held by any member of the Company Group or their respective Affiliates, including with respect to any act or omission made while serving at the request of the Company or the Manager as an officer, director, member, partner, partnership representative (as defined in the Code), agent, fiduciary or trustee of another Person, including any mistake of fact or error in judgment, taken, suffered or made only if such act or omission constitutes a breach of the duties of such Indemnitee and such breach is the result of (A) willful malfeasance, gross negligence, the commission of a felony or a material violation of applicable law, in each case, that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business or properties of the Company Group or (B) fraud.

The provisions of this Section 5.20(a) are intended and shall be interpreted as only limiting the liability of an Indemnitee and not as in any way expanding such Indemnitee’s liability.

(b)                To the fullest extent permitted by applicable law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company on an after tax basis from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, amounts paid in settlement (with approval of the Company) or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee whether arising from acts or omissions occurring on, before or after the date of this Agreement, except:

(i)                        with respect to a Director or officer, to the extent that it shall have been determined in a final non-appealable judgment by a court of competent jurisdiction that such expenses and liabilities arose primarily from acts or omissions taken, suffered or made, that constituted a breach of the duties of such Director or officer imposed pursuant to Section 5.16 and such breach was the result of (A) willful malfeasance, gross negligence, the commission of a felony or a material violation of applicable law, in each case, that resulted in, or could reasonably be expected to result in, a material adverse effect on the business or properties of the Company or (B) fraud; and

(ii)                        with respect to all other Indemnitees (other than the Sponsor, the Manager and their respective Affiliates (other than a Director or officer of the Company)), to the extent that it shall have been determined in a final non-appealable judgment by a court of competent jurisdiction that such expenses and liabilities arose primarily from acts or omissions taken, suffered or made, that constituted a breach of the duties of such Indemnitee and such breach was the result of (A) willful malfeasance, gross negligence, the commission of a felony or a material violation of applicable law, in each case, that resulted in, or could reasonably be expected to result in, a material adverse effect on the business or properties of the Company or (B) fraud.

Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan, guaranty or otherwise, for any indebtedness of any member of the Company Group or their respective Affiliates (including any indebtedness which any member of the Company Group or their respective Affiliates has assumed or taken subject to), and the Company is hereby authorized and empowered to enter into one or more indemnity agreements consistent with the provisions of this Section 5.20 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 5.20(b) that the Company indemnify each Indemnitee to the fullest extent permitted by applicable law except as specifically provided in this Section 5.20(b).

(c)                 The termination of any action, suit or proceeding relating to or involving an Indemnitee by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee breached any duty or committed (i) willful malfeasance, gross negligence,

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a felony or a material violation of applicable law that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business or properties of the Company or (ii) fraud.

(d)                The provisions of this Agreement, to the extent they limit or eliminate the duties and liabilities of an Indemnitee otherwise existing at law or in equity, including Section 5.16, are agreed by each Member and each other Person who may acquire an interest in Units hereby to modify such duties and liabilities of the Indemnitee to the extent permitted by applicable law.

(e)                 To the fullest extent permitted by applicable law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 5.20 in appearing at, participating in or defending any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, shall, from time to time, be advanced by the Company prior to a final and non-appealable determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 5.20.

(f)                  The indemnification and advancement of expenses provided by or granted pursuant to this Section 5.20 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement or any other agreement, vote of Members or disinterested Directors or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified. The provisions of this Section 5.20 shall not be deemed to preclude the indemnification of any Person who is not specified in Section 5.20(b) but whom the Company has the power or obligation to indemnify under the provisions of the Act.

(g)                The Company may, but shall not be obligated to, purchase and maintain insurance on behalf of any Indemnitee against any liability asserted against such Indemnitee and incurred by such Indemnitee in any capacity in which such Indemnitee is entitled to indemnification hereunder, or arising out of such Indemnitee’s status as such, whether or not the Company would have the power or the obligation to indemnify such Indemnitee against such liability under the provisions of this Section 5.20.

(h)                The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.20 shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of any Person entitled to indemnification under this Section 5.20.

(i)                  Each Indemnitee may, in the performance of such Indemnitee’s duties, consult with legal counsel and accountants, and any act or omission by such Indemnitee on behalf of any member of the Company Group or their respective Affiliates or any Investment held by a member of the Company Group or its Affiliates in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Indemnitee will be fully protected for such acts and omissions, provided that such legal counsel or accountants were selected with reasonable care by or on behalf of such member of the Company Group or its Affiliates.

(j)                  An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.20 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(k)                The Directors shall, in the performance of their duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the officers or employees of the Company or any other member of the Company Group or their respective Affiliates, or committees of the Board, or by any other Person as to matters the Directors reasonably believes are within such Person’s professional or expert competence.

(l)                  Any amendment, modification or repeal of this Section 5.20 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of any Indemnitee under this Section 5.20 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising

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from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

(m)               The provisions of this Section 5.20 shall survive the termination of this Agreement with respect to the acts and omissions of an Indemnitee occurring prior to such termination.

Section 5.21               Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board and any officer or Manager authorized by the Board to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets, Investments and Securities of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board or any officer or Manager as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by applicable law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board or any officer in connection with any such dealing. In no event shall any Person dealing with the Board or any officer or Manager or their respective representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board or any officer or Manager or their respective representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board or any officer or the Manager or their respective representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that: (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company; and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

Article VI
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 6.1                  Books and Records. The Company shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with GAAP.

Section 6.2                  Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) for tax and financial reporting purposes shall be a calendar year ending December 31. The Board, in its sole discretion, may change the Fiscal Year at any time and from time to time, in each case as may be required or permitted under the Code or applicable Treasury Regulations, and shall notify the Members of such change in the next regular communication by the Company to the Members.

Section 6.3                  Reports.

(a)                 As soon as practicable after the close of each Fiscal Year, the Board shall cause to be made available to each Record Holder of a Unit, as of a date selected by the Board, an annual report containing financial statements of the Company for such Fiscal Year, presented in accordance with GAAP, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board.

(b)                If and for so long as the Company is required to file quarterly reports with the Commission, as soon as practicable after the close of each of the first three Fiscal Quarters of each Fiscal Year, the Board shall cause to be made available to each Record Holder of a Unit, as of a date selected by the Board, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any Exchange on which the Company’s Units are listed or quoted for trading, or as the Board determines to be necessary or appropriate.

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(c)                 For purposes of this Section 6.3, the Company shall be deemed to have made a report available to each Record Holder if such report is filed with the Commission through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system (or any successor system) or such report is made available on any website maintained by or on behalf of the Company.

Article VII
TAX MATTERS

Section 7.1                  Tax Classification. The Company shall be classified for U.S. federal income tax purposes as a partnership and not as an association or a publicly traded partnership taxable as a corporation. Notwithstanding foregoing, if the Board determines, in its sole discretion, that it is no longer in the best interests of the Company to continue as a partnership for U.S. federal income tax purposes, the Board may elect to treat the Company as an association or as a publicly traded partnership taxable as a corporation.

Section 7.2                  Tax Returns and Information. The Company shall use reasonable efforts to timely prepare or cause to be prepared and file all U.S. federal, state, local and foreign tax returns required to be filed by the Company. The Company shall use reasonable efforts to furnish each Member, as soon as practicable after the end of each Fiscal Year (subject to any delay in the Company’s receipt of necessary information from any Person in which any member of the Company Group or their respective Affiliates holds an interest), with a copy of Schedule K-1 (Internal Revenue Service Form 1065) and any comparable statements required by applicable U.S. federal, state or local income tax law as a result of the Company’s activities or Investments, with respect to such Fiscal Year.

Section 7.3                  Partnership Representative. The Manager is designated the “partnership representative” as within the meaning of §6223(a) of the Code (the “Partnership Representative”). The Partnership Representative is authorized and required to represent the Company, at the Company’s expense, in the event of any examination of the Company’s affairs by a Taxing Authority, including any resulting administrative or judicial proceedings, and to expend Company funds for professional services and costs reasonably incurred in connection therewith. The Partnership Representative shall have the sole authority, subject to Board approval, to determine whether the Company (on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by a Taxing Authority.

Section 7.4                  Audit Rule Elections. The Partnership Representative shall have the sole discretion to make any determinations regarding elections under the Audit Rules, including, without limitation, (a) whether to elect out of the audit procedures under to Section 6221(b) of the Audit Rules, and (b) for any year in which applicable law does not permit the Company to elect out of the audit procedures, to elect an alternative procedure under the Audit Rules.

Section 7.5                  Member Tax Matters. Each Member agrees that such Member shall not, except as otherwise required by applicable law, treat, on such Member’s separate income tax returns, any item of income, gain, loss, deduction or credit relating to the Member’s interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected in the Schedule K-1 or any other comparable statements furnished by the Company to such Member.

Section 7.6                  Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of U.S. federal, state, local or foreign taxes that the Board determines, in its sole discretion, that any member of the Company Group or their respective Affiliates is required to withhold or pay with respect to any amount distributable to such Member pursuant to this Agreement, including any taxes required to be withheld or paid by any member of the Company Group or their respective Affiliates pursuant to §§1441, 1442, 1445, 1446, 1471, 1472 and 3406 of the Code. The amount of any taxes withheld from or paid on behalf of such Member shall be treated as a distribution of cash pursuant to Section 4.4, Section 4.5 or Section 8.3, as applicable, in the amount of such withholding or payment.

Section 7.7                  Tax Treatment. The Board shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Company as a partnership for U.S. federal income tax purposes. If, however, the Board determines that it is no longer in the best interests of the Company to continue as a partnership for U.S. federal income tax purposes, the Board may elect to treat the Company as an association or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. In the event that the Board

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determines the Company should seek relief pursuant to §7704(e) of the Code to preserve its status as a partnership for U.S. federal income tax purposes, the Company and each Member shall agree to any adjustments required by any Taxing Authority, and the Company shall pay such amounts as required by such Taxing Authority, to preserve the status of the Company as a partnership for U.S. federal income tax purposes.

Article VIII
DISSOLUTION AND LIQUIDATION

Section 8.1                  Dissolution. The Company shall not be dissolved by the admission of Substitute Members or Additional Members. The Company shall dissolve, and its affairs shall be wound up:

(a)                 upon an election to dissolve the Company by the Board that is approved by a Majority Vote of the holders of Class A Units and Class B Units, voting together as a single class;

(b)                upon the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act; or

(c)                 at any time that there are no Members of the Company unless the business of the Company is continued in accordance with the Act.

Section 8.2                  Liquidator. Upon dissolution of the Company, the Board shall act, or shall select one or more Persons (which may be the Manager or a Member) to act, as Liquidator. The Liquidator (if other than the Board) (i) shall be entitled to receive such compensation for its services as may be approved by the Board or a Majority Vote of the holders of Class A Units and Class B Units, voting together as a single class, (ii) shall agree not to resign at any time without 15 days’ prior written notice, and (iii) may be removed at any time, with or without cause, by notice of removal approved by a Majority Vote of the holders of Class A Units and Class B Units, voting together as a single class. Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by a Majority Vote of the holders of Class A Units and Class B Units, voting together as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article VIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 8.3                  Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to §18-804 of the Act and the following:

(a)                 Subject to Section 8.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator may determine. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members. Notwithstanding anything to the contrary contained in this Agreement, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 8.3(c) to have received cash equal to its fair market value as determined by the Board or the Liquidator in its sole discretion, and contemporaneously therewith, appropriate cash distributions (to the extent any cash is available) must be made to the other Members. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members.

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(b)                Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 8.2) and amounts to Members otherwise than in respect of their distribution rights under Article IV. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)                 All property and all cash in excess of that required to discharge liabilities as provided in Section 8.3(b) shall be distributed (i) first to the Record Holders of Class B Units, pro rata, in an amount equal to the positive balance in their Capital Accounts (to the extent such positive balance is attributable to ownership of the Class B Units and after taking into account allocations to the Record Holders of Class B Units pursuant to Section 4.2(a) for the taxable year in which the liquidation occurs), and (ii) thereafter, subject to the terms of any Unit Designation, to the Record Holders of Class A Units in accordance with their respective Percentage Interests as of a Record Date selected by the Liquidator.

Section 8.4                  Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property as provided in Section 8.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 8.5                  Return of Contributions. Neither the Manager any Director or officer shall be personally liable for or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 8.6                  Waiver of Partition. To the fullest extent permitted by applicable law, each Member hereby waives any right to partition of the Company property.

Section 8.7                  Capital Account Restoration. No Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

Article IX
AMENDMENTS

Section 9.1                  Generally. Except as provided in Section 9.3, and Section 9.4, and subject to the terms of Section 3.3 and any Unit Designation, the Board, in its sole discretion, may amend any of the terms of this Agreement in compliance with the procedures set forth in Section 9.2.

Section 9.2                  Amendment Procedures. If the Board desires to amend any provision of this Agreement in a manner that would require the consent or approval of Members, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (a) call a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment, (b) direct that the amendment proposed be considered at the next annual meeting of the Members, or (c) seek the written consent of the Members. Amendments to this Agreement may be proposed only by or with the consent of the Board. Such special or annual meeting shall be called and held upon notice in accordance with Article XI of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be affected thereby, as the Board shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by a Majority Vote of the Record Holders of Class A Units and Class B Units, voting together as a single class, unless otherwise required under this Agreement or applicable law.

Section 9.3                  Amendments to be Adopted Solely by the Board. Subject to Section 3.3 and Section 9.1, applicable law and any rule, regulation, guideline or requirement of any Exchange on which the Company’s Units are listed or quoted for trading, each Member agrees that the Board, in its sole discretion and without the approval of any Member or any other Person, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

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(a)                 a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b)                the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c)                 a change that the Board determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the members of the Company Group or their respective Affiliates will not be treated as associations taxable as corporations or otherwise taxed as an entity for U.S. federal income tax purposes, unless the Company specifically elects to be treated otherwise;

(d)                a change that the Board determines to be necessary or appropriate to ensure that the members of the Company Group and their respective Affiliates comply with the QOZ Program and any Treasury Regulations related thereto or the requirements or requests of any Taxing Authority, unless the Board determines, in its sole discretion, that it is no longer in the best interests of the Company to continue to comply with the QOZ Program;

(e)                 a change that the Board determines to be necessary or appropriate to address any changes in U.S. federal, state and local income tax regulations, legislation or interpretation;

(f)                  a change that the Board determines (i) does not adversely affect the Members considered as a whole (or adversely affect the holders of any particular class or series of Units as compared to the holders of another classes or series of Units) in any material respect, (ii) to be necessary, desirable or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any Governmental Entity, Taxing Authority or contained in any applicable law (including the Act), (iii) to be necessary, desirable or appropriate to facilitate the trading of the Units (including, without limitation, the division of any class or classes or series of Unit into different classes or series to facilitate uniformity of tax consequences within such classes or series of Units) or comply with any rule, regulation, guideline or requirement of any Exchange on which the Units are or will be listed or quoted for trading, (iv) to be necessary or appropriate in connection with action taken by the Board pursuant to Section 3.8 or (v) is required to effect the intent expressed in the Registration Statements or any other registration statement filed with the Commission under the Securities Act or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(g)                a change in the Fiscal Year or taxable year of the Company and any other changes that the Board determines to be necessary, desirable or appropriate as a result of a change in the Fiscal Year or taxable year of the Company;

(h)                an amendment that the Board determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company or any Director, officer, Manager or other agent of the Company from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act of 1940 or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor, Section 4975 of the Code or any applicable similar law;

(i)                  an amendment that the Board determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Units or Unit Equivalents pursuant to Section 3.4 and the admission of Additional Members;

(j)                  any amendment expressly permitted in this Agreement to be made by the Board acting alone;

(k)                an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 10.3;

(l)                  an amendment that the Board determines to be necessary or appropriate to reflect and account for the formation by the Company Group or its Affiliates of, or Investment by the Company Group or its

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Affiliates in, any Person, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4 or Section 5.1(a);

(m)               a merger, conversion or conveyance pursuant to Section 10.3(d);

(n)                any amendment that the Board determines to be necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency; or

(o)                any other amendments substantially similar to the foregoing.

Section 9.4                  Amendment Requirements.

(a)                 Notwithstanding Section 9.1 and Section 9.3, no provision of this Agreement that establishes a percentage of Voting Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such percentage of Voting Units unless the amendment is approved by an affirmative vote of holders of Voting Units whose aggregate Voting Units constitute not less than the voting percentage sought to be reduced.

(b)                Notwithstanding Section 9.1 and Section 9.3, no amendment to this Agreement may (i) enlarge the obligations of any Member without such Member’s consent, unless deemed to have occurred as a result of an amendment pursuant to Section 9.3(c) or Section 9.3(d), or (ii) except as set forth in Section 8.1(a), give any Person the right to dissolve the Company.

(c)                 Except as provided in Section 9.3 and Section 10.3, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Units in relation to other classes or series of Units must be approved by the holders of a majority of the Outstanding Units of the class or series affected. The issuance by the Company of securities having rights superior to those of Outstanding Units or of Units having a dilutive effect on Outstanding Units shall not be deemed to have a material adverse effect on the rights or preferences of any class or series of Units.

(d)                Notwithstanding Section 9.2, a Super Majority Vote of the Record Holders of Class A Units and Class B Units, voting together as a single class, shall be required to alter or amend any provision of this Section 9.4.

Article X
MERGER

Section 10.1               Authority. The Company may merge, consolidate or enter into another business combination with one or more corporations, limited liability companies, statutory trusts, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership or a limited liability limited partnership)) or other entity, or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States, pursuant to a written agreement of merger, consolidation or other business combination (a “Merger Agreement”) or a written plan of conversion (a “Plan of Conversion”), as the case may be, in accordance with this Article X.

Section 10.2               Procedure for Merger, Consolidation, Conversion or Other Business Combination. A merger, consolidation, conversion or other business combination of the Company pursuant to this Article X requires the prior consent of the Board; provided, however, that to the fullest extent permitted by applicable law, the Board shall have no duty or obligation to consent to any merger, consolidation, conversion or other business combination of the Company and, to the fullest extent permitted by applicable law, may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Company, any Member or any other Person bound by this Agreement and, in declining to consent to a merger, consolidation, conversion or other business combination, shall not be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other applicable law or at equity. If the Board determines, in the exercise of its sole discretion, to consent to the merger, consolidation or other business combination, the Board shall approve the Merger Agreement or Plan of Conversion, which shall set forth:

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(a)                 the names and jurisdictions of formation or organization of each of the business entities proposing to merge, consolidate, convert or combine;

(b)                the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger, consolidation, conversion or other business combination (the “Surviving Business Entity”);

(c)                 the terms and conditions of the proposed merger, consolidation, conversion or other business combination;

(d)                the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, securities or obligations of, or interests in, the Surviving Business Entity; and (i) if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, securities or obligations of, or interests in, the Surviving Business Entity, the cash, property, rights, securities or obligations of, or interests in, any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such rights, securities or interests are to receive, if any, in exchange for, or upon conversion of, their rights, securities or interests, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property, rights, securities or obligations of, or interests in, the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e)                 a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation, limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger, consolidation, conversion or other business combination;

(f)                  the effective time of the merger, consolidation, conversion or other business combination, which may be the date of the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 10.5 or a later date specified in or determinable in accordance with the Merger Agreement or Plan of Conversion; provided, that if the effective time of such transaction is to be later than the date of the filing of the certificate, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate and stated therein; and

(g)                such other provisions with respect to the proposed merger, consolidation, conversion or other business combination that the Board determines, in the exercise of its sole discretion, to be necessary or appropriate.

Section 10.3               Approval by Members of Merger, Consolidation, Other Business Combination, Conversion or Sales of Substantially All of the Company’s Assets.

(a)                 Except as provided in Section 10.3(d), the Board, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall direct that the Merger Agreement or Plan of Conversion, as applicable, and the merger, consolidation, conversion or other business combination contemplated thereby be submitted to a vote of Members, whether in writing without a meeting or at an annual meeting or a special meeting called for such purpose, in any case, in accordance with the requirements of Article XI. A copy or a summary of the Merger Agreement or Plan of Conversion, as applicable, shall be included in or enclosed with the Notice of Meeting.

(b)                Except as provided in Section 10.3(d), the Merger Agreement or Plan of Conversion, as applicable, and the merger, consolidation, conversion or other business combination contemplated thereby shall be approved upon a Majority Vote of the Record Holders of Common Units, voting together as a single class.

(c)                 Except as provided in Section 10.3(d), after such approval by vote of the Members, and at any time prior to the filing of the certificate of merger, consolidation, conversion or similar certificate pursuant to

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Section 10.5, the merger, consolidation, conversion or other business combination may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

(d)                Notwithstanding anything else contained in this Article X or in this Agreement, the Board may, without Member approval, (i) convert any member of the Company Group or their respective Affiliates into a new limited liability entity, or (ii) merge any member of the Company Group or their respective Affiliates into, or convey all of a member of the Company Group’s or their respective Affiliates’ assets to, another limited liability entity, which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from a member of the Company Group or its Affiliates; provided, that (A) the Board determines, based on the advice of counsel, the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member or cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not previously treated as such), (B) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity or a change in the jurisdiction of organization of the Company, and (C) the governing instruments of the new entity provide the Members and the Board with substantially the same rights and obligations as are herein contained.

Section 10.4               No Dissenters’ Rights of Appraisal. Members are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation, other business combination or conversion pursuant to this Article X, a sale of all or substantially all of the assets of a member of the Company Group or its Affiliates, or any other similar transaction or event.

Section 10.5               Certificate of Merger or Conversion. Upon the required approval by the Board and the Members of a Merger Agreement or Plan of Conversion, as the case may be, and the merger, consolidation, conversion or business combination contemplated thereby, a certificate of merger, conversion or consolidation, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware and any other applicable Governmental Entity in conformity with the requirements of the Act and any other applicable law.

Section 10.6               Amendment of Agreement. Pursuant to §18-209(f) of the Act, and notwithstanding Article IX hereof, an agreement of merger, consolidation or other business combination approved in accordance with this Article X may (a) effect any amendment to this Agreement, or (b) effect the adoption of a new limited liability company agreement for a limited liability company if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 10.6 shall be effective at the effective time or date of the merger, consolidation or other business combination.

Article XI
MEMBER MEETINGS

Section 11.1               Annual Meeting. An annual meeting of the Members for the election of Directors and for the transaction of any other business that may properly come before such meeting shall be held on the date and at the time and place as the Board shall specify. Failure to hold an annual meeting of the Members shall not invalidate the Company’s existence or affect any otherwise valid act of the Company.

Section 11.2               Special Meetings. Special meetings of the Members may be called at any time by the Chairman, Chief Executive Officer, a majority of the Board or any committee thereof duly authorized to call such meetings, on the date and at the time and place as the person or persons calling the meeting shall specify. No Members or group of Members, acting in their capacity as Members, shall have the right to call a special meeting of the Members.

Section 11.3               Remote Participation. If authorized by the Board, and subject to such guidelines and procedures as the Board may adopt, Members and proxyholders not physically present at a meeting of Members may by means of remote communication participate in such meeting and be deemed present in person and vote at such meeting, provided that the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, to provide such Members or proxyholders a reasonable opportunity to participate in the meeting and to record the votes or other action made by such Members or proxyholders.

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Section 11.4               Notice of Meetings of Members.

(a)                 The Company shall deliver written notice (the “Notice of Meeting”), stating the date, time and place of any annual or special meeting, and in the case of an annual meeting, those matters that the Board intends to present for action by the Members, or in the case of a special meeting of the Members, the purpose or purposes for which the meeting is being called. The Notice of Meeting shall be delivered to the Members not less than 10 days nor more than 60 days prior to the date of the meeting, in a manner and otherwise in accordance with Section 12.1 to each Record Holder who is entitled to vote at such meeting.

(b)                Further notice shall be given as may be required by applicable law and the rules and regulations of any Exchange on which the Company’s Units are listed or quoted for trading. The Notice of Meeting at which Directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board intends to present for election. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s Notice of Meeting.

Section 11.5               Record Date. For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members, the Board may fix a Record Date. The Record Date shall not precede the date upon which the resolution fixing such Record Date is adopted and shall not be less than 10 nor more than 90 days before the date of the meeting (unless otherwise required by any rule, regulation, guideline or requirement of an Exchange on which the Company’s Units are listed or quoted for trading, in which case such Exchange rule, regulation, guideline or requirement shall govern). If no Record Date is fixed by the Board, the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be as of the close of business on the day immediately preceding the date on which notice is given, or, if notice is waived, as of the close of business on the day immediately preceding the date on which the meeting is held. A determination of Record Holders entitled to notice of or to vote at a meeting of the Members shall apply to any adjournment or postponement of the meeting unless the Board sets a new Record Date for the adjourned or postponed meeting.

Section 11.6               Waiver of Notice; Approval of Meeting. Whenever notice to the Members is required to be given under this Agreement a written waiver signed by the Person or Persons entitled to notice, or a waiver by Electronic Transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Member at a meeting of the Members shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Members need be specified in any written waiver of notice.

Section 11.7               Quorum; Adjournment. At any meeting of the Members, the holders of one-third of the Voting Units represented in person or by proxy shall constitute a quorum. Once a quorum is present at meeting duly called or held in accordance with this Agreement the Members may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough Members to leave less than a quorum; provided that any action taken (other than adjournment) shall be approved by the required percentage of Voting Units specified in this Agreement. Any meeting of Members may be adjourned from time to time by the chairman of the meeting to another place or time, whether or not a quorum is present.

Section 11.8               Conduct of a Meeting.

(a)                 The Board may adopt by resolution such rules and regulations for the conduct of any meeting of the Members as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of the Members shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present, including removing any person or persons who refuse to comply with meeting rules, regulations or procedures; (iv) limitations on attendance at or participation in the meeting to Record Holders of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the

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meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

(b)                The chairman of any meeting of Members shall have the power and duty to determine all matters relating to the conduct of the meeting, including determining whether any nomination or item of business has been properly brought before the meeting in accordance with this Agreement, and if the chairman should so determine and declare that any nomination or item of business has not been properly brought before a meeting of Members, then such business shall not be transacted or considered at such meeting and such nomination shall be disregarded.

Section 11.9               Voting. No Member shall have any voting right except with respect to those matters expressly requiring a Member vote under the Act, this Agreement or any rule, regulation, guideline or requirement of an Exchange on which the Company’s Units are listed or quoted for trading. Unless otherwise expressly provided in this Agreement all Units will vote together as a single class. All matters to be voted on by the Members shall be effective and valid if approved by a Majority Vote, unless a greater percentage is required with respect to such matter under the Act, this Agreement or any rule, regulation, guideline or requirement of an Exchange on which the Company’s Units are listed or quoted for trading.

Section 11.10            Proxies. On any matter that is to be voted on by Members, the Members may vote in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission or as otherwise permitted by applicable law, but no such proxy shall be voted upon after three years from its effective date, unless such proxy provides for a longer period. Any such proxy shall be filed in accordance with the procedure established for the meeting. A Member may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing a revocation of the proxy or a new proxy bearing a later date in accordance with the procedure established for the meeting.

Section 11.11            Inspector of Elections. In advance of any meeting of the Members, the Board may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the chairman of the meeting may, but need not, appoint one or more inspectors.

Section 11.12            Action Without a Meeting. On any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, shall be signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted.

Section 11.13            Advance Notice of Member Nominations and Business.

(a)                 Nominations of Persons for election to the Board or proposals of other business which are appropriate matters for Member action under this Agreement and the Act may be properly brought before an annual meeting of the Members:

(i)                        pursuant to Notice of Meeting;

(ii)                        by or at the direction of the Board; or

(iii)                        by any holder of Voting Units who: (A) is entitled to vote at the annual meeting with respect to nominations of Persons for election to the Board or proposals of other business to be considered; (B) has complied with the notice procedures set forth in Section 11.13(b), Section 11.13(c) and Section 11.13(d), as applicable; and (C) (1) with respect to nominations of Persons for election to the Board, is a Record Holder of a sufficient number of Voting Units both at the time such notice is delivered to the Secretary of the Company and at the time of the annual meeting to elect one or more members to the Board assuming that such Record Holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of Voting Units, or (2) with respect to other business to be considered, is a Record Holder of Voting Units both at the time such notice is delivered to the Secretary of the Company and at the time of the annual meeting.

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(b)                For nominations of Persons for election to the Board or proposals of other business which are appropriate matters for Member action under this Agreement and the Act to be properly brought before an annual meeting by a Member pursuant to Section 11.13(a)(iii), the Member must deliver written notice to the Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding annual meeting of Members; provided, however, that, in the event no annual meeting was held in the previous year or the annual meeting is set for a date that is more than 30 days before or after the anniversary of the prior year’s annual meeting, the Member must deliver such notice not later than the close of business on the 10th day following the date on which Public Disclosure of the date of the annual meeting is first made. Notwithstanding the foregoing, if there is an increase in the number of directorships and there is no Public Disclosure naming all of the nominees or specifying the size of the increased Board made by the Company at least 100 days prior to the anniversary of the date of the immediately preceding annual meeting of Members, then a Member’s notice required by this Section 11.13(b) shall also be considered timely, but only with respect to nominees for any new directorships created by such increase, if delivered not later than the close of business on the 10th day following the date on which Public Disclosure is first made by the Company. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Member’s notice pursuant to this Section 11.13(b).

(c)                 Any notice with respect to nominations of Persons for election to the Board given pursuant to Section 11.13(b) shall set forth therein:

(i)                        as to each Person whom the Member proposes to nominate for election or reelection as a Director, all information relating to such Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

(ii)                        as to the Member giving notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such Member and beneficial owner as they appear on the Company’s books, and the class or series and number of Units of the Company which are owned beneficially and of record by such Member and beneficial owner; and

(iii)                        whether either such Member or beneficial owner, if any, intends to deliver a proxy statement and form of proxy to holders of a sufficient number of the Company’s Voting Units to elect such nominee or nominees.

A Member or beneficial owner, if any, shall be entitled to nominate as many candidates for election to the Board as would be elected assuming such Member cast the precise number of votes necessary to elect each candidate and no more votes were cast by such Member or any other Record Holder for such candidates.

(d)                Any notice with respect to proposals of other business which are appropriate matters for Member action under this Agreement and the Act given pursuant to Section 11.13(b) shall set forth therein:

(i)                        as to each matter of other business that the Member proposes to bring before the annual meeting, a brief description of the business desired to be brought, the reasons for conducting such business at the annual meeting, any substantial interest in such business of the Member and beneficial owner, if any, on whose behalf the proposal is to be made, and all other information relating to such proposal that is required to be disclosed in solicitations of proxies, or is otherwise required in any filing with the Commission, in each case, pursuant to Regulation 14A under the Exchange Act;

(ii)                        as to the Member giving notice and the beneficial owner, if any, on whose behalf the proposal is made the name and address of such Member and beneficial owner as they appear on the Company’s books, and the class or series and number of Units of the Company which are owned beneficially and of record by such Member and beneficial owner; and

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(iii)                        whether either such Member or beneficial owner, if any, intends to deliver a proxy statement and form of proxy to holders of a sufficient number of the Company’s Voting Units to carry the proposal.

(e)                 Notwithstanding the foregoing provisions of this Section 11.13, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11.13. Nothing this Section 11.13 shall be deemed to affect any rights of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Article XII
GENERAL PROVISIONS

Section 12.1               Notices.

(a)                 Any notice, demand, request, report, document, proxy materials, distribution or other matter required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by first class United States mail or by other means of written communication, including by email or other forms of electronic communication, to the Member at the address described in Section 12.1(b), or when made in any other manner, including by press release, permitted by applicable law.

(b)                Except as otherwise provided herein, any notice, demand, request, report, document, proxy materials, distribution or other matter to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice, report, document, proxy materials or other matter or to make such demand, request or distribution payment shall be deemed conclusively to have been fully satisfied, when delivered in person or upon sending of such notice, demand, request, report, document, proxy materials, distribution or other matter to the Record Holder of such Unit at the address shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Unit by reason of any assignment or otherwise.

(c)                 Notwithstanding the foregoing, if (i) a Member consents to receiving notices, demands, requests, reports, documents, proxy materials or other matters via electronic mail or via the internet, or (ii) the rules of the Commission permit any report or proxy materials to be delivered electronically or made available via the internet, any such notice, demand, request, report, document, proxy materials or other matters shall be deemed given or made when delivered or made available via such mode of delivery.

(d)                An affidavit or certificate of making of any notice, demand, request, report, document, proxy materials, distribution or other matter in accordance with the provisions of this Section 12.1 executed by a Director, officer, the Manager, the Transfer Agent, their agents or the mailing organization shall be prima facie evidence of the giving or making of such notice, demand, request, report, document, proxy materials, distribution or other matter. If any notice, demand, request, report, document, proxy materials, distribution or other matter given or made in accordance with the provisions of this Section 12.1 is returned marked to indicate that it was unable to be delivered, such notice, demand, request, report, document, proxy materials, distribution or other matter and, if returned by the United States Postal Service (or other physical mail delivery mail service outside the United States), any subsequent notices, demands, requests, reports, documents, proxy materials, distributions or other matters shall be deemed to have been duly given or made without further mailing (until such time as the Record Holder or another Person notifies the Transfer Agent of a change of address) or other delivery if available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, demand, request, report, document, proxy materials, distribution or other matter to the other Members. Any notice to the Company shall be deemed given if received in writing by the Secretary at the designated principal office of the Company. The Company may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

Section 12.2               Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

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Section 12.3               Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Indemnitees and their heirs, executors, administrators and successors shall be entitled to receive the benefits of this Agreement.

Section 12.4               Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 12.5               Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of any member of the Company Group or their respective Affiliates, and no creditor who makes a loan to a member of the Company Group or their respective Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the member of the Company Group or their respective Affiliates in favor of such creditor) at any time as a result of making such loan any direct or indirect interests in the Company’s Net Income (Loss), distributions, capital or property other than as a secured creditor. Notwithstanding the foregoing, each of the Indemnitees are intended third party beneficiaries of Section 5.20 and shall be entitled to enforce such provision (as it may be in effect from time to time).

Section 12.6               No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 12.7               Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Units pursuant to Section 3.1(a), without execution hereof.

Section 12.8               Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely therein.

Section 12.9               Mandatory Arbitration for Claims. To the fullest extent permitted by applicable law, all Claims, including issues of arbitrability (both substantive and procedural), will be resolved by final and binding arbitration in New York, New York, as follows:

(a)                 Administrator. The arbitration of all Claims will be administered by the American Arbitration Association (“AAA”) in accordance with the rules and policies of the AAA (the “Rules”) then in effect; provided, however, that (i) the parties waive any right to a jury; and (ii) discovery will be limited to matters which are directly relevant to the issues in the arbitration.

(b)                Selection of Arbitrator. The arbitration will take place in the office of AAA located in the borough of Manhattan, City of New York, and be conducted by a single, neutral arbitrator (“Arbitrator”) appointed pursuant to the Rules, which Arbitrator shall possess the requisite education and expertise in respect of the matters to which the Claim relates and shall have no less than five (5) years’ experience in arbitrating complex business arrangements.

(c)                 Appeals. Any award of the Arbitrator, including any interim award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (the “Appellate Rules”). Appeals must be initiated within 30 days of receipt of an award by filing a notice of appeal. An award shall not be considered final until the time for filing a notice of appeal has expired. For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, the appeal tribunal shall not render an award that would include shifting of any costs or expenses (including attorneys’ fees) of any party. Upon expiration of the time for filing a notice of appeal or conclusion of the appeal process, an Award shall be final and binding and shall be the sole and exclusive remedy between those parties relating to the Claim.

(d)                Res Judicata, Collateral Estoppel and Law of the Case. A decision of the Arbitrator will have the same force and effect with respect to collateral estoppel, res judicata and the law of the case that such

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decision would have been entitled to if decided in a court of law, but in no event will such a decision be used by or against a party in a legal action brought by or against parties not otherwise subject to this Agreement.

(e)                 Enforcement of Award. This Section 12.9 does not prevent the parties hereto from enforcing the award of the Arbitrator in the court of any other jurisdiction, to the extent permitted by applicable law (for example, if property that is the subject of the award is located in another jurisdiction).

(f)                  Confidentiality. All arbitration proceedings will be closed to the public and confidential, and all records relating thereto will be permanently sealed, except to the extent reasonably necessary to obtain court confirmation of the judgment of the Arbitrator or to give effect to Section 12.9(d) (e.g., in a dispute between the parties hereto that is not a Claim), in which case all filings with any court will be sealed to the extent permitted by the court. A party hereto (including such party’s counsel or other representatives) may disclose only the fact and generic nature of a Claim that is being, or has been, arbitrated pursuant to this Agreement. Nothing in this Section 12.9(f) is intended to, or shall, preclude a party hereto from communicating with, or making disclosures to, its lawyers, tax advisors, auditors, lenders, investors, landlords, regulators and insurers, as necessary and appropriate, or from making such other disclosures as may be required by applicable law.

(g)                Class Actions. Any arbitration of any Claim will take place on an individual basis without resort to any form of class or representative action. THE PARTIES HERETO, INCLUDING EACH MEMBER, RECORD HOLDER, BENEFICIAL OWNER OF UNITS AND THE MANAGER, WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST ANY OTHER PARTY TO AN ARBITRATION AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY APPLICABLE LAW AS AGAINST PUBLIC POLICY. TO THE EXTENT ANY SUCH PARTY IS PERMITTED BY APPLICABLE LAW OR ANY COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST ANY OTHER SUCH PARTY, THE PARTIES HEREBY AGREE THAT THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT).

(h)                Fees and Costs. The parties to an arbitration will share equally in the fees of the Arbitrator and the administrative costs of the arbitration, and each party shall bear the expense of its own attorneys’ and experts’ fees. The Arbitrator shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case, award any portion of the Company’s or any other party’s award to the claimant or the claimant’s attorneys.

(i)                  Damages. The Arbitrator may award damages or other types of relief permitted by applicable law; provided, however, no punitive damages will be awarded on any common law or statutory Claim.

(j)                  Notice and Consent. Any Person purchasing or otherwise acquiring any Units or Unit Equivalents in the Company shall be deemed to have notice of and irrevocably consented to the provisions of this Section 12.9.

(k)                Survival. This Section 12.9 shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party hereto or any other party; and (iii) any Transfer of any Units to any other party.

(l)                  Invalidity, Illegality or Unenforceability.

(i)                        Severability. Whenever possible, each provision of this Section 12.9 will be interpreted in such a manner as to be effective and valid under applicable law, and to give effect, to the fullest extent possible, to the intent manifested hereby. If any provision of this Section 12.9 is deemed invalid, illegal or unenforceable, as applied to any Person or circumstance for any reason whatsoever, (A) the validity, legality and enforceability of such provisions to any other Person or in any other circumstance and of the remaining provisions of this Section 12.9 (including, without limitation, each portion of any provision of this Section 12.9 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall nevertheless remain valid and in force, and (B) this Section 12.9 shall be reformed, construed

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and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(ii)                        Reformation. If any provision, or any part thereof, of this Section 12.9 is found to be unenforceable, the Arbitrator shall have the power to modify such unenforceable provision in lieu of severing such unenforceable provision from this Section 12.9 in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Section 12.9, or by making such other modifications as the Arbitrator deems warranted, but only to the extent necessary to carry out the intent and agreement of the parties as embodied herein to the fullest extent permitted by applicable law. The parties hereto expressly agree that this Section 12.9 as so modified by the Arbitrator shall be binding upon and enforceable against each of them.

Section 12.10            Procedure and Rules Applicable to Precluded Claims. If any provision of Section 12.9 is deemed invalid, illegal or unenforceable and as a result the parties are precluded from resolving a Claim pursuant to the terms of Section 12.9 (after giving effect to the terms of Section 12.9(l)) (a “Precluded Claim”), the following provisions of this this Section 12.10 shall govern with respect to such Precluded Claim:

(a)                 Good Faith Effort to Preserve Arbitration. Within 30 days of any ruling that any provision of Section 12.9 is invalid, illegal or unenforceable, the Company may offer an alternative agreement omitting any term that led to such ruling, and the parties shall thereafter negotiate in good faith to reach an arbitration agreement that replaces the original agreement and is the same as the original agreement, except in those respects found objectionable. In consideration of this procedure, the Company agrees that any time spent in negotiation of the replacement agreement shall not count toward the statute of limitations.

(b)                Consent to Jurisdiction for Precluded Claims. Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York shall be, to the fullest extent permitted by applicable law, the sole and exclusive forum for any Precluded Claim, or in the event that such court lacks jurisdiction to hear such Precluded Claim, the state courts of New York located in the borough of Manhattan, City of New York shall be the sole and exclusive forum for such Precluded Claim.

(c)                 Notice and Consent; Waiver of Jury Trial. Any Person purchasing or otherwise acquiring any Units or Unit Equivalents in the Company (i) shall be deemed to have notice of and irrevocably consented to the provisions of this Section 12.10, (ii) irrevocably and unconditionally waives any objection to venue whether based on the grounds of forum non conveniens or otherwise, (iii) agrees not to commence a Precluded Claim in any other forum, (iv) consents to service of process made upon such Person by service upon such Person’s counsel as agent for such Person; provided, however, that nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable law, (v) waives any objection to personal jurisdiction in the venue, and (vi) to the fullest extent permitted by applicable law, waives and covenants not to assert any right to trial by jury with respect to any Precluded Claim.

Section 12.11            Invalidity of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

Section 12.12            Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 12.13            Electronic Signatures. The use of facsimile or other electronic signatures, including signatures delivered by email in portable document (.pdf) or a similar format, affixed in the name and on behalf of the Transfer Agent on Certificates, if any, representing Units is expressly permitted by this Agreement.

Section 12.14            Effectiveness of Agreement. The Original Operating Agreement is amended and restated in the form of this Agreement effective as of the Effective Date.

[Intentionally left blank.

Signature pages follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Limited Liability Company Operating Agreement of Belpointe PREP, LLC, as of the date and year first above written.

MEMBERS:

BELPOINTE PREP, LLC, as attorney-in-fact for the Members of the Company

By:
Name: Brandon E. Lacoff
Title: Chief Executive Officer

MANAGER:

BELPOINTE PREP MANAGER, LLC

By:
Name: Brandon E. Lacoff
Title: Manager

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